                                                                       EXHIBIT 1
                  AGREEMENT AND PLAN OF MERGER AND COMBINATION

                           DATED AS OF APRIL 1, 1996

                            AS AMENDED AND RESTATED

                                     AMONG

                        ALLEGHENY TELEDYNE INCORPORATED,

                         ALLEGHENY LUDLUM CORPORATION,

                            ALS MERGER CORPORATION,

                                 TELEDYNE, INC.

                                      AND

                                TDY MERGER, INC.
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                               TABLE OF CONTENTS

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                                   ARTICLE I
 THE COMBINATION..........................................................  A-1
    Section 1.1  Effective Time of the Combination.......................   A-1
    Section 1.2  Closing.................................................   A-2
    Section 1.3  Effects of the Combination..............................   A-2
    Section 1.4  Headquarters of ATI.....................................   A-2

                                   ARTICLE II
 CONVERSION OF SECURITIES.................................................  A-2
    Section 2.1  Conversion of Capital Stock.............................   A-3
    Section 2.2  Exchange of Certificates................................   A-3
    Section 2.3  No Further Transfers....................................   A-4
    Section 2.4  No Fractional Shares....................................   A-4
    Section 2.5  Withholding.............................................   A-5
    Section 2.6  Retirement of ATI Common Stock Issued Prior to the
                 Effective Time..........................................   A-5

                                  ARTICLE III
 REPRESENTATIONS AND WARRANTIES...........................................  A-5
    Section 3.1  Representations and Warranties of ALC and TI............   A-5
    Section 3.2  Representations of ATI, ALC Merger Sub and TI Merger
                 Sub.....................................................  A-14

                                   ARTICLE IV
 COVENANTS................................................................ A-15
    Section 4.1  No Solicitation.........................................  A-15
    Section 4.2  Stockholder Approvals...................................  A-15
    Section 4.3  Conduct of Business.....................................  A-16
    Section 4.4  Access to Information...................................  A-17
    Section 4.5  Legal Conditions to the Combination.....................  A-18
    Section 4.6  Public Announcements....................................  A-18
    Section 4.7  Tax-Free Reorganization.................................  A-18
    Section 4.8  Pooling Accounting......................................  A-18
    Section 4.9  Affiliate Agreements....................................  A-18
    Section 4.10 Representations, Covenants and Conditions; Further
                 Assurances..............................................  A-18
    Section 4.11 Stock Plans.............................................  A-19
    Section 4.12 Indemnification; Insurance..............................  A-20
    Section 4.13 TI Rights Plan..........................................  A-22
    Section 4.14 Notification of Certain Matters.........................  A-22
    Section 4.15 Plan Documents..........................................  A-22
    Section 4.16 ATI Matters.............................................  A-22

                                   ARTICLE V
 CONDITIONS TO COMBINATION................................................ A-23
    Section 5.1  Conditions to Each Party's Obligation to Effect the
                 Combination.............................................  A-23
    Section 5.2  Additional Conditions to Obligation of ALC..............  A-24
    Section 5.3  Additional Conditions to Obligation of TI...............  A-24
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                                 ARTICLE VI
 TERMINATION AND AMENDMENT............................................ A-25
    Section 6.1  Termination.........................................  A-25
    Section 6.2  Effect of Termination...............................  A-26
    Section 6.3  Fees and Expenses...................................  A-26
    Section 6.4  Amendment...........................................  A-27
    Section 6.5  Extension; Waiver...................................  A-27

                                ARTICLE VII
 MISCELLANEOUS........................................................ A-27
    Section 7.1  Nonsurvival of Representations, Warranties and
                 Agreements..........................................  A-27
    Section 7.2  Notices.............................................  A-27
    Section 7.3  Interpretation......................................  A-28
    Section 7.4  Knowledge...........................................  A-29
    Section 7.5  Counterparts........................................  A-29
    Section 7.6  Entire Agreement; No Third Party Beneficiaries......  A-29
    Section 7.7  Governing Law.......................................  A-29
    Section 7.8  Assignment..........................................  A-29
    Section 7.9  Severability........................................  A-29
    Section 7.10 Failure or Indulgence Not Waiver; Remedies
                 Cumulative..........................................  A-29

 Annex A--Restated Certificate of Incorporation of Allegheny Teledyne
          Incorporated
 Annex B--Allegheny Teledyne Incorporated Amended and Restated Bylaws Annex C--Directors and Officers of Allegheny Teledyne Incorporated Annex D--Form of Affiliate Agreement
 Annex E--Allegheny Teledyne Incorporated 1996 Incentive Plan
 Annex F--Allegheny Teledyne Incorporated 1996 Non-Employee Director
          Stock Compensation Plan
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                                      ii

                 AGREEMENT AND PLAN OF MERGER AND COMBINATION

  AGREEMENT AND PLAN OF MERGER AND COMBINATION ("AGREEMENT"), dated as of April 1, 1996, by and among Allegheny Teledyne Incorporated (formerly XYZ/Power, Inc.), a Delaware corporation ("ATI"), Allegheny Ludlum Corporation, a Pennsylvania corporation ("ALC"), ALS Merger Corporation, a Pennsylvania corporation ("ALC MERGER SUB") and wholly owned subsidiary of ATI, Teledyne, Inc., a Delaware corporation ("TI"), and TDY Merger, Inc., a Delaware corporation ("TI MERGER SUB") and wholly owned subsidiary of ATI.

  WHEREAS, the Boards of Directors of the parties hereto have approved this Agreement and deem it advisable and in the best interests of their respective corporations and stockholders that ALC and TI enter into a strategic business combination in order to advance the long-term business interests of ALC and TI; and

  WHEREAS, such strategic business combination of ALC and TI will be effected pursuant to the terms of this Agreement by means of separate transactions, the consummation of each of which is a condition to the consummation of the other, in which ALC Merger Sub will merge with and into ALC (the "ALC MERGER"), and TI Merger Sub will merge with and into TI (the "TI MERGER"), whereupon ALC and TI will each become a wholly owned subsidiary of ATI, and the shareholders of ALC and the stockholders of TI will become shareholders of ATI (the "COMBINATION"); and

  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to ALC's willingness to enter into this Agreement, Henry E. Singleton, George A. Roberts, Fayez Sarofim, William P. Rutledge and Donald B. Rice, each of whom is a stockholder of TI, have entered into Stockholder Agreements (the "TI STOCKHOLDER AGREEMENTS") with ALC pursuant to which such stockholders have agreed to vote their shares of Common Stock, par value $1.00 per share, of TI ("TI COMMON STOCK") in favor of this Agreement and the TI Merger and otherwise in favor of the Combination; and

  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to TI's willingness to enter into this Agreement, Richard P. Simmons, Robert P. Bozzone, Charles J. Queenan, Jr. and Arthur H. Aronson, each of whom is a shareholder of ALC, have entered into Shareholder Agreements (the "ALC SHAREHOLDER AGREEMENTS" and, together with the TI Stockholder Agreements, the "STOCKHOLDER AGREEMENTS") with TI pursuant to which such shareholders have agreed to vote their shares of Common Stock, par value $0.10 per share, of ALC ("ALC COMMON STOCK") in favor of this Agreement and the ALC Merger and otherwise in favor of the Combination; and

  WHEREAS, for federal income tax purposes, it is intended that each of the ALC Merger and the TI Merger shall qualify either (i) as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), or (ii) as a non-recognition exchange of stock under
Section 351 of the Code; and

  WHEREAS, for financial accounting purposes, it is intended that the Combination shall be accounted for as a pooling of interests;

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                THE COMBINATION

  Section 1.1 Effective Time of the Combination. Subject to the provisions of this Agreement, (i) articles of merger in such form (including, if required, an agreement of merger or consolidation) as is required in order to effect the ALC Merger under the relevant provisions of the Pennsylvania Business Corporation Law (the

"PBCL") and to the extent applicable, the Delaware General Corporation Law (the "DGCL") (collectively, the "ARTICLES OF MERGER"), and (ii) a certificate of merger in such form (including, if required, an agreement of merger or consolidation) as is required in order to effect the TI Merger under the relevant provisions of the DGCL (the "CERTIFICATE OF MERGER") shall each be duly prepared, executed and acknowledged by the appropriate party or parties and thereafter delivered to the Department of State of the Commonwealth of Pennsylvania (in the case of the Articles of Merger) and the Secretary of State of the State of Delaware (in the case of the Certificate of Merger and, to the extent applicable, the Articles of Merger) for filing as provided in the PBCL and the DGCL, respectively, as soon as practicable on or after the Closing Date. The Combination, including the ALC Merger and the TI Merger, shall become effective upon the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and, to the extent applicable, the Secretary of State of the State of Delaware, and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Articles of Merger and the Certificate of Merger (the "EFFECTIVE TIME").

  Section 1.2 Closing. The closing of the Combination (the "CLOSING") will take place at 10:00 a.m., eastern time, on a date to be specified by ALC and TI, which shall be as soon as practicable after all of the conditions to the Combination set forth in Article V have been satisfied or waived, subject to the rights of termination and abandonment hereinafter set forth (the "CLOSING DATE"), at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, Pennsylvania 15222.

  Section 1.3 Effects of the Combination.

  (a) At the Effective Time (i) ALC Merger Sub shall be merged with and into ALC and the separate existence of ALC Merger Sub will cease, (ii) TI Merger Sub shall be merged with and into TI and the separate existence of TI Merger Sub shall cease, (iii) the Articles of Incorporation and Bylaws of ALC Merger Sub as in effect immediately prior to the ALC Merger shall become the Articles of Incorporation and Bylaws of ALC as the surviving corporation of the ALC Merger, (iv) the Certificate of Incorporation and Bylaws of TI Merger Sub as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation and Bylaws of TI as the surviving corporation of the TI Merger, (v) the directors of ALC Merger Sub at the Effective Time shall be the directors of ALC as the surviving corporation of the ALC Merger and hold office as provided in the Bylaws of ALC as in effect beginning at the Effective Time, and (vi) the directors of TI Merger Sub at the Effective Time shall be the directors of TI as the surviving corporation of the TI Merger and hold office as provided in the Bylaws of TI as in effect beginning at the Effective Time.

  (b) The ALC Merger shall otherwise have the effects specified in applicable provisions of the PBCL and the TI Merger shall otherwise have the effects specified in applicable provisions of the DGCL.

  (c) At the Effective Time, the Certificate of Incorporation and Bylaws of ATI shall be amended and restated in their entireties to read as set forth in Annexes A and B attached hereto, respectively.

  (d) In accordance with Section 4.16, the directors and officers of ATI shall initially be as set forth on Annex C attached hereto.

  Section 1.4 Headquarters of ATI. The corporate headquarters of ATI shall be maintained in Pittsburgh, Pennsylvania.

                                  ARTICLE II

                           CONVERSION OF SECURITIES

  Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Combination, including the ALC Merger and the TI Merger, and without any action on the part of the holder of any shares of ALC Common Stock, TI Common Stock or capital stock of ATI, ALC Merger Sub or TI Merger Sub:

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

  (a) The issued and outstanding shares of the capital stock of ALC Merger Sub shall be converted into and become 1,000 fully paid and nonassessable shares of Common Stock, par value $0.10 per share, of ALC, as the surviving corporation of the ALC Merger.

  (b) The issued and outstanding shares of the capital stock of TI Merger Sub shall be converted into and become 1,000 fully paid and nonassessable shares of Common Stock, par value $1.00 per share, of TI, as the surviving corporation of the TI Merger.

  (c) Each issued and outstanding share of ALC Common Stock other than shares of ALC Common Stock issued and held in the treasury of ALC or owned of record by TI, TI Merger Sub or any direct or indirect subsidiary thereof shall be converted into and shall become, by virtue of the ALC Merger and without any further action by the holder thereof, one (1) share of the Common Stock, par value $0.10 per share of ATI ("ATI COMMON STOCK").

  (d) Each issued and outstanding share of TI Common Stock other than shares of TI Common Stock issued and held in the treasury of TI or owned of record by ALC, ALC Merger Sub or any direct or indirect subsidiary thereof shall be converted into and shall become, by virtue of the TI Merger and without any further action by the holder thereof, 1.925 shares of ATI Common Stock (the ratio of 1 to 1.925 being referred to herein as the "TI EXCHANGE RATIO").

  (e) Each share of ALC Common Stock issued and held in the treasury of ALC or owned of record by TI, TI Merger Sub or any indirect subsidiary thereof immediately prior to the Effective Time shall automatically be canceled and retired without any conversion thereof, and no consideration shall be exchangeable therefor.

  (f) Each share of TI Common Stock issued and held in the treasury of TI or owned of record by ALC, ALC Merger Sub or any indirect subsidiary thereof immediately prior to the Effective Time shall automatically be canceled and retired without any conversion thereof, and no consideration shall be exchangeable therefor.

  Section 2.2 Exchange of Certificates.

  (a) After the Effective Time, each holder of a certificate formerly evidencing shares of ALC Common Stock which have been converted pursuant to
Section 2.1(c) and each holder of a certificate formerly evidencing shares of TI Common Stock which have been converted pursuant to Section 2.1(d), upon surrender of the same to ChaseMellon Shareholder Services, L.L.C. or another exchange agent selected by ATI (the "EXCHANGE AGENT") as provided in Section 2.2(b) hereof, shall be entitled to receive in exchange therefor (i) a certificate or certificates representing the number of whole shares of ATI Common Stock into which such shares of ALC Common Stock or TI Common Stock shall have been converted as provided in this Article II and (ii) as provided in Section 2.4, cash in lieu of any fractional share of ATI Common Stock into which such shares of ALC Common Stock or TI Common Stock would have otherwise been converted, without any interest thereon. Until so surrendered, each certificate formerly evidencing shares of ALC Common Stock or TI Common Stock which have been so converted will be deemed for all corporate purposes of ATI to evidence ownership of the number of whole shares of ATI Common Stock for which the shares of ALC Common Stock or TI Common Stock formerly represented thereby were exchanged and the right to receive cash in lieu of fractional shares as herein provided, without any interest thereon; provided, however, that until such certificate is so surrendered, no dividend payable to holders of record of ATI Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect of the shares of ATI Common Stock evidenced thereby and such holder shall not be entitled to vote such shares of ATI Common Stock. Upon surrender of a certificate formerly evidencing shares of ALC Common Stock or TI Common Stock which have been so converted, there shall be paid to the record holder of the certificates of ATI Common Stock issued in exchange therefor (i) at the time of such surrender, the amount of dividends and any other distributions theretofore paid with respect to such shares of ATI Common Stock as of any date subsequent to the Effective Time to the extent the same has not yet been paid to a public official pursuant to abandoned property, escheat or similar laws and (ii) at the appropriate

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

payment date, the amount of dividends and any other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of ATI Common Stock. No interest shall be payable with respect to the payment of such dividends.

  (b) As soon as practicable after the Effective Time, the Exchange Agent shall send a notice and a transmittal form to each holder of certificates formerly evidencing shares of ALC Common Stock and each holder of certificates formerly evidencing shares of TI Common Stock (other than certificates formerly representing shares of ALC Common Stock and TI Common Stock to be canceled pursuant to Sections 2.1(e) and 2.1(f)) advising such holder of the effectiveness of the Combination and the procedure for surrendering to the Exchange Agent (who may appoint forwarding agents with the approval of ATI) such certificates for exchange into certificates evidencing ATI Common Stock (including cash in lieu of any fractional share). Each holder of certificates theretofore evidencing shares of ALC Common Stock or TI Common Stock, upon proper surrender thereof to the Exchange Agent together and in accordance with such transmittal form, shall be entitled to receive in exchange therefor certificates evidencing ATI Common Stock (and cash in lieu of any fractional share) deliverable in respect of the shares of ALC Common Stock or TI Common Stock theretofore evidenced by the certificates so surrendered. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of certificates theretofore representing shares of ALC Common Stock or TI Common Stock for any amount which may be required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

  (c) If any certificate evidencing shares of ATI Common Stock is to be delivered to a person other than the person in whose name the certificates surrendered in exchange therefor are registered, it shall be a condition to the issuance of such certificate evidencing shares of ATI Common Stock that the certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

  (d) In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, ATI will issue in exchange for such lost, stolen or destroyed certificate the certificate evidencing shares of ATI Common Stock deliverable in respect thereof, as determined in accordance with this Article II. When authorizing such issue of the certificate of shares of ATI Common Stock in exchange therefor, the Board of Directors of ATI may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give ATI a bond in such sum as it may direct as indemnity against any claim that may be made against ATI with respect to the certificate alleged to have been lost, stolen or destroyed.

  (e) Approval and adoption of this Agreement by the shareholders of ALC and the stockholders of TI shall constitute, as an integral part of the Combination, ratification of the appointment of, and the reappointment of, said Exchange Agent.

  Section 2.3 No Further Transfers. After the Effective Time, there shall be no registration of transfers of shares on the respective stock transfer books of ALC or TI of the shares of ALC Common Stock and TI Common Stock that were outstanding immediately prior to the Effective Time.

  Section 2.4 No Fractional Shares. Neither certificates nor scrip for fractional shares of ATI Common Stock will be issued in the Combination, but in lieu thereof each holder of ALC Common Stock and each holder of TI Common Stock otherwise entitled to a fraction of a share of ATI Common Stock (after aggregating all fractional shares of ATI Common Stock that would otherwise be received by such holder) will be entitled hereunder to receive a cash payment. The amount of such cash payment shall equal, in the case of each fractional share, an amount (rounded to the nearest whole cent), without interest, calculated as the product of (i) such fraction, multiplied by (ii) the average of the high and low per share sales prices for the ATI Common Stock on the New York Stock Exchange for each of the five (5) consecutive trading days immediately preceding the

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

Effective Time as quoted in the Wall Street Journal or other reliable financial newspaper or publication, or, if the ATI Common Stock does not trade prior to the Effective Time on a "when issued" basis, the average of the high and low per share sales prices for the ATI Common Stock on the trading day that includes the Effective Time (or, if the Effective Time does not occur on a trading day, on the first trading day thereafter). For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on the New York Stock Exchange. No such fractional share interest shall entitle the owner thereof to vote or to any rights of a stockholder of ATI.

  Section 2.5 Withholding. ATI or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable or issuable pursuant to this Agreement to any holder of ALC Common Stock or TI Common Stock such amounts as ATI or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or issuance under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by ATI or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of ALC Common Stock or TI Common Stock in respect of which such deduction and withholding was made by ATI or the Exchange Agent.

  Section 2.6 Retirement of ATI Common Stock Issued Prior to the Effective Time. ATI shall not issue any shares of ATI Common Stock prior to the Effective Time other than shares issued to any person or entity approved by both ALC and TI and on terms consistent with the following sentence. Any shares of ATI Common Stock issued and outstanding immediately prior to the Effective Time shall be re-acquired by ATI, and cancelled and retired, immediately prior to or at the Effective Time.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

  Section 3.1 Representations and Warranties of ALC and TI. When used in connection with ALC or any of its respective Subsidiaries or TI or any of its respective Subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" for all purposes of this Agreement means any change or effect that (i) individually or when taken together with all other such changes or effects that have occurred during any relevant time period prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations or prospects of ALC and its respective Subsidiaries or TI and its respective Subsidiaries, respectively, in each case taken as a whole, or (ii) does or is reasonably likely to materially adversely affect the ability of, in the case of ALC, ALC and its Subsidiaries taken as a whole, or, in the case of TI, TI and its Subsidiaries taken as a whole, as the case may be, to perform its respective obligations under this Agreement or the Ancillary Documents (as hereinafter defined), to consummate the transactions contemplated hereby or thereby or to conduct their respective businesses after the Effective Time substantially as such businesses are being conducted as of the date hereof. When used herein, the term "material" for all purposes of this Agreement means material to the party referred to and its Subsidiaries taken as a whole. Except as set forth in the disclosure letter (designated as such specifically for purposes of this Agreement) delivered at or prior to the execution hereof to ALC or TI, as the case may be, by TI and ALC, respectively (each, a "DISCLOSURE LETTER"), ALC (except for paragraphs (c) and (n) below) hereby represents and warrants to TI, TI Merger Sub and ATI, and TI (except for paragraph (b) below), hereby represents and warrants to ALC, ALC Merger Sub and ATI, that:

  (a) Corporate Organization and Qualification. It and each of its Subsidiaries (both domestic and foreign), is an entity duly formed, validly existing and in good standing under the laws of its respective jurisdiction of formation and is in good standing as a foreign entity in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it or its Subsidiaries require such qualification, except for such failure to so qualify or be in such good standing which does not constitute a Material Adverse Effect. As used in this Agreement, the word "SUBSIDIARY" means, with respect to any party, any corporation or other entity or organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which are held by such party or any Subsidiary of such party that do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. It and each of its Subsidiaries has the requisite corporate power and authority to carry on its respective businesses as they are now being conducted. It has made available to the other a complete and correct copy of its Articles or Certificate of Incorporation and Bylaws. Such Articles or Certificate of Incorporation and Bylaws so delivered are in full force and effect.

  (b) Authorized Capital of ALC. The authorized capital stock of ALC consists of 250,000,000 shares of ALC Common Stock, of which 65,991,891 shares were outstanding as of March 29, 1996, and 50,000,000 shares of Preferred Stock, par value $1.00 per share ("ALC PREFERRED STOCK"), of which no shares were outstanding on such date. Since such date, no additional shares of capital stock of ALC have been issued except for shares of ALC Common Stock which have been issued pursuant to the exercise of options or rights outstanding as of such date or pursuant to the purchase, designation or award of shares, under the ALC Stock Plans (as defined below) in effect as of such date or granted or awarded since such date in accordance with Article IV, and, except for grants made under the ALC Stock Plans in accordance with Article IV, no options, warrants or other rights to acquire shares of ALC Common Stock have been granted or issued by ALC other than pursuant to ALC's Stock Acquisition and Retention Plan. As of such date, 1,172,998 shares of ALC Common Stock were issuable upon exercise of outstanding options under the ALC 1987 Stock Option Incentive Plan, as amended; 76,000 units, representing a maximum of 364,800 shares of ALC Common Stock, had been awarded pursuant to ALC's Performance Share Plan for Key Employees; and participants had elected to purchase shares of ALC Common Stock having an aggregate value of up to $634,405 and to designate up to 3,700 shares of ALC Common Stock under ALC's Stock Acquisition and Retention Plan, which will result in the issuance of one share of ALC Common Stock for each two shares purchased or designated. All of the outstanding shares of ALC Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. ALC has no shares of ALC Common Stock or ALC Preferred Stock reserved for issuance, except that, as of such date, 4,911,823 shares of ALC Common Stock were reserved for issuance pursuant to ALC's 1987 Stock Option Incentive Plan, as amended, 1,665,659 shares of ALC Common Stock were reserved for issuance pursuant to ALC's Performance Share Plan for Key Employees, 802,737 shares of ALC Common Stock were reserved for issuance pursuant to ALC's Stock Acquisition and Retention Plan, 89,897 shares were reserved for issuance pursuant to ALC's Director Share Incentive Plan and 250,000 shares were reserved for issuance under ALC's 1996 Non-Employee Director Stock Compensation Plan (such ALC plans are referred to herein together as the "ALC STOCK PLANS"). ALC has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable or exchangeable for securities having the right to vote) with the shareholders of ALC on any matter. Each of the outstanding shares of capital stock of each of ALC's corporate Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for the outstanding capital stock of ALstrip, Inc. (90% of which is owned by ALC) and except for shares held by officers and directors of ALC and its Subsidiaries as nominees and for the benefit of ALC or any of its Subsidiaries, owned, either directly or indirectly, by ALC free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth above, as of the date hereof there are no shares of capital stock of ALC authorized, issued and outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of ALC or any of its Subsidiaries of any character relating to the issued or unissued capital stock or other securities of ALC or any of its Subsidiaries.

  (c) Authorized Capital of TI. The authorized capital stock of TI consists of 100,000,000 shares of TI Common Stock, of which 55,896,923 shares were outstanding as of February 28, 1996, and 15,000,000 shares of Preferred Stock, par value $1.00 per share ("TI PREFERRED STOCK"), including 100,000 shares of Series D Preferred Stock, of which none were outstanding as of such date, and 5,000,000 shares of Series E Cumulative Preferred Stock, of which 2,763,722 shares of Series E Cumulative Preferred Stock were outstanding as of March 29, 1996. No additional shares of capital stock of TI have been issued except for shares of TI Common Stock which have been issued pursuant to the exercise of options outstanding under the TI Stock Plans as of such date or granted or awarded since such date in accordance with Article IV, and, except for grants made under TI Stock Plans in accordance with Article IV, no options, warrants or other rights to acquire TI Common Stock have been granted or issued since such date by TI. As of March 11, 1996, 3,406,808 shares of TI Common Stock were issuable upon exercise of outstanding options under the TI Stock Plans. All of the outstanding shares of TI Common Stock and TI Series E Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable. TI has no TI Common Stock or TI Preferred Stock reserved for issuance except for shares of TI Series D Preferred Stock issuable pursuant to the Rights Agreement, dated as of January 4, 1995, between TI and Chemical Trust Company of California, as Rights Agent (including any successor thereto) (the "TI RIGHTS PLAN"), and except that, as of such date, 2,500,000 shares of TI Common Stock were reserved for issuance pursuant to TI's 1990 Stock Option Plan, 2,500,000 shares of TI Common Stock were reserved for issuance pursuant to TI's 1994 Long-Term Incentive Plan, 200,000 shares of TI Common Stock were reserved for issuance pursuant to TI's 1995 Non-Employee Director Stock Option Plan, and 2,500,000 shares of TI Common Stock were reserved for issuance pursuant to TI's Employee Stock Purchase Plan (The Stock Advantage) (the "TI ESPP" and together with such other TI plans, the "TI STOCK PLANS"). TI does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of TI on any matter. Each of the outstanding shares of capital stock of each of TI's corporate Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for shares held by officers and directors of TI and its Subsidiaries as nominees and for the benefit of TI or any of its Subsidiaries, owned, either directly or indirectly, by TI free and clear of all liens, pledges, security interests, claims or other encumbrances except for pledges of capital stock of Subsidiaries that are not significant subsidiaries (as defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) pursuant to financing arrangements entered into in the ordinary course of business and in effect as of the date hereof. Except as set forth above, as of the date hereof there are no shares of capital stock of TI authorized, issued or outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of TI or any of its Subsidiaries of any character relating to the issued or unissued capital stock or other securities of TI or any of its Subsidiaries.

  (d) Corporate Authority. Subject only to approval of this Agreement and the ALC Merger by (in the case of ALC) the affirmative vote of at least a majority of the votes cast by holders of ALC Common Stock entitled to vote thereon, and to the approval of this Agreement and the TI Merger by (in the case of TI) the holders of at least a majority of the outstanding shares of TI Common Stock, it has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and any other agreement, instrument or certificate (collectively, the "ANCILLARY DOCUMENTS") to be executed or delivered by it pursuant hereto, and to consummate the transactions contemplated hereby and thereby. Its Board of Directors has approved this Agreement and the Combination and (i) in the case of ALC, the TI Stockholder Agreements, and (ii) in the case of TI, the ALC Shareholder Agreements and (for purposes of Section 203 of the DGCL and the TI Rights
Plan) the TI Stockholder Agreements, and has directed that this Agreement and the ALC Merger (in the case of ALC) and TI Merger (in the case of TI) be submitted to its stockholders for approval and adoption in accordance with applicable law and its Articles or Certificate of Incorporation and Bylaws, and, subject to Section 4.1(a) below, has recommended that its stockholders approve this Agreement and the ALC Merger (in the case of ALC) and the TI Merger (in the case of TI). This Agreement and each Ancillary Document to be executed and delivered by it pursuant hereto is a valid and binding agreement, certificate or instrument, as the case may be, of it enforceable against it in accordance with its terms.

  (e) Governmental Filings; No Violations. (i) Other than the filings provided for in Section 1.1, filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), filings required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), filings required under the Securities Act of 1933, as amended (the "SECURITIES ACT"), filings required under state securities and "Blue Sky" laws, and any filings required to be made under the laws of any foreign jurisdiction, no notices, reports or other filings are required to be made by it or its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it or its Subsidiaries from, any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign ("GOVERNMENTAL ENTITY"), in connection with the execution and delivery of this Agreement or any of the Ancillary Documents by it and the consummation by it of the transactions contemplated hereby and thereby, the failure of which to make or obtain would constitute a Material Adverse Effect.

  (ii) Neither the execution and delivery of this Agreement or any of the Ancillary Documents by it, nor the consummation by it of any of the transactions contemplated hereby or thereby, or any action required by applicable law as a result thereof, will constitute or result in (A) a breach or violation of, or a default under, its Articles or Certificate of Incorporation or Bylaws or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, a default (with or without the giving of notice or the passage of time) under or the triggering of any payment or other obligations, or the right of any third party to require a payment or performance of an obligation not otherwise due, pursuant to, or accelerate vesting under, any existing collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees of it or any of its Subsidiaries ("BENEFIT PLANS") or any grant or award made under any of the foregoing, (C) a breach or violation of, a default under, a change in the rights of any party under, or the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any note, bond, mortgage, indenture, agreement, lease, contract, instrument, arrangement or other obligation of it or any of its Subsidiaries or (D) a breach or violation of any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit, license, franchise or other similar right or authorization to which it or any of its Subsidiaries is subject except, in the case of clauses (B), (C) or (D) above, for such breaches, violations, defaults, accelerations or changes that would not constitute a Material Adverse Effect. Its Disclosure Letter sets forth, to the knowledge of its officers, a list of any consents, approvals or waivers required under or pursuant to any of the foregoing to be obtained prior to consummation of the transactions contemplated by this Agreement. It will use commercially reasonable efforts to obtain the consents, approvals or waivers referred to in its Disclosure Letter.

  (f) SEC Reports; Financial Statements. Each of ALC and TI has delivered to the other a copy of each report, proxy statement or information statement filed by it since December 31, 1993 and prior to the date hereof, each in the form (including exhibits and any amendments thereto and all documents incorporated by reference therein) filed with the SEC under the Exchange Act (collectively, the "SEC REPORTS"). As of their respective dates, its SEC Reports did not and any report, proxy statement or information statement filed by it with the SEC subsequent to the date hereof (collectively, "SUBSEQUENT SEC REPORTS") will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, each of its consolidated balance sheets included in or incorporated by reference into the SEC Reports or Subsequent SEC Reports (including the related notes and schedules) fairly presented (with respect to the SEC Reports) or will fairly present (with respect to the Subsequent SEC Reports) the consolidated financial position of it and its Subsidiaries as of its date, and each of the consolidated statements of income, of stockholders' equity and of cash flows included in or incorporated by reference into the SEC Reports or Subsequent SEC Reports (including any related notes and schedules) fairly presented (with respect to the SEC Reports) or will fairly present (with respect to the Subsequent SEC Reports) the results of operations, stockholders' equity and cash flows of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except for the SEC Reports and the Subsequent SEC Reports, since December 31, 1993, neither ALC nor any of its Subsidiaries (in the case of ALC) nor TI nor any of its Subsidiaries (in the case of TI) is or was required to file any report, proxy statement or information statement with the SEC pursuant to the requirements of the Exchange Act, the Securities Act or otherwise.

  (g) Absence of Undisclosed Liabilities. Except as set forth in its Disclosure Letter or its SEC Reports, it and its Subsidiaries do not have any liabilities, whether accrued or contingent and whether or not required to be reflected in financial statements in accordance with United States generally accepted accounting principles, that are material to the financial condition of it and its Subsidiaries taken as a whole, other than (i) liabilities (or reserves therefor) reflected in its consolidated balance sheet as of December 31, 1995 and (ii) normal or recurring liabilities incurred since December 31, 1995 in the ordinary course of business consistent with past practices. Its Disclosure Letter sets forth an accurate and complete list of all contracts, agreements and other commitments and arrangements pursuant to which it or any of its Subsidiaries has agreed to indemnify or exonerate any person that would involve or be reasonably likely to involve a material liability. Its Disclosure Letter also sets forth an accurate and complete list of each contract, agreement or other commitment or arrangement (including such with any collective bargaining unit, union or other entity or group) that, pursuant to its terms, would give rights to any party as a result of the execution and delivery of this Agreement or consummation of the Combination, the exercise of which would constitute a Material Adverse Effect (for this purpose, the definition thereof to include the effects listed in the definition of "Material Adverse Effect" as applied to ATI and its Subsidiaries from and after the Effective Time (a "ATI MATERIAL ADVERSE EFFECT")).

  (h) Absence of Certain Changes. Except as set forth in its SEC Reports, since December 31, 1995, it and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in, the ordinary and usual course of such businesses and there has not been (i) any change in it or any development or combination of developments of which its officers have knowledge which constitutes a Material Adverse Effect; (ii) except as contemplated by Section 4.3(l), any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock except for regular cash dividends of not more than $.13 per quarter in the case of ALC or, in the case of TI, dividends on TI Common Stock in the aggregate amount of $.225 in cash per share and $.15 in face amount of TI Series E Cumulative Preferred Stock per share prior to the date of this Agreement and regular cash dividends of not more than $.31 per quarter on the TI Common Stock and regular cash dividends on the TI Series E Cumulative Preferred Stock thereafter; or (iii) any change by it in accounting principles, practices or methods. Since March 15, 1996, except as provided for herein and other than in the ordinary course consistent with past practice, there has not been any increase in the compensation payable or which could become payable by it or its Subsidiaries to their officers or key employees, or any material amendment of any of its Benefit Plans.

  (i) Litigation. Except as described in its SEC Reports, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of its officers, threatened, against it or any of its Subsidiaries that have resulted or are reasonably likely to result in any claims against, or obligations or liabilities of, it or any of its Subsidiaries, that constitutes a Material Adverse Effect.

  (j) Taxes. All federal, state, local and foreign tax returns required to be filed by or on behalf of it or any of its Subsidiaries have been timely filed or requests for extension have been timely filed and any such extension shall have been granted and not have expired other than those returns with respect to which the failure to timely file or the failure to request an extension of the time for filing would not have a Material Adverse Effect, and all such filed returns are complete and accurate in all material respects. Except as currently being contested in good faith or with respect to which adequate reserves have been made in its financial statements referenced in Section 3.1(f), all taxes required to be shown on returns or to be paid with respect to returns for which extensions have been filed by it have been paid in full or have been recorded on its consolidated balance sheet and consolidated statement of earnings or income in accordance with United States generally accepted accounting principles. There is no outstanding audit examination, deficiency, or refund litigation with respect to any taxes of it or any of its Subsidiaries that might reasonably be expected to result in a determination that would constitute a Material Adverse Effect, except for any such examination, deficiency or litigation as to which adequate reserves are reflected in the financial statements referenced in Section 3.1(f). All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it or any of its Subsidiaries have been paid in full or have been recorded on its balance sheet and consolidated statement of earnings or income (in accordance with United States generally accepted accounting principles). Neither it nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect, the failure to pay which would constitute a Material Adverse Effect.

  (k) Employee Benefits. (i) All benefit plans as defined in Section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA"), covering employees or former employees of it or its Subsidiaries (excluding Foreign Plans) which are pension plans, disability plans, life insurance plans or severance plans, and all benefit plans, contracts or arrangements covering non-resident aliens (with respect to the United States) or covering employees or former employees of any foreign Subsidiaries other than government-sponsored programs or government-required benefits which are referred to herein as "FOREIGN PLANS," are referred to collectively as "PLANS."

  (ii) Except for such incidents of actual or possible noncompliance which would not constitute a Material Adverse Effect, (A) all of its Plans, to the extent subject to ERISA, are in substantial compliance with ERISA, (B) each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter covering the Tax Reform Act of 1986 from the Internal Revenue Service or application for such a favorable determination has been made within the applicable remedial amendment period provided by the Code, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter, (C) each Plan which is a group health plan within the meaning of Section 4980B(g)(2) of the Code is in substantial compliance with the requirements of Section 4980B of the Code, and (D) there is no pending or, to the knowledge of its officers, threatened litigation, investigation or audit relating to the Plans other than claims for benefits made in the ordinary course. Neither it nor any Subsidiary has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would reasonably be expected to constitute a Material Adverse Effect. Neither it nor any of its Subsidiaries has completely or partially withdrawn from a "multiemployer plan" within the meaning of
Section 3(37) of ERISA or has suffered a 70% decline in "contribution base units" within the meaning of Section 4205(b)(1)(A) of ERISA in any plan year beginning after 1979. No withdrawal liability has been or is expected to be incurred by it or its Subsidiaries with respect to any multiemployer plan in which it or any of its Subsidiaries participates or a former Subsidiary participated and it has no reason to believe that any such liability will arise as a result of the consummation of the Combination. It has furnished to the other a copy of the most recent annual report of the trustee of each such multiemployer plan and, to the knowledge of its management, each such report is true, accurate and complete. Each of its Foreign Plans complies and, to its knowledge, each benefit plan, contract or arrangement (other than government-sponsored programs or government-required benefits) covering employees or former employees of any of its Subsidiaries doing business in any other foreign jurisdiction complies, with all applicable laws governing its administration and maintenance, except for such incidents of actual or possible noncompliance which would not constitute a Material Adverse Effect.

  (iii) No material liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any Subsidiary with respect to any ongoing, frozen or terminated Plan currently or formerly maintained by any of them, or any Plan of any entity which is considered one employer with it or any of its Subsidiaries under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE"). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

  (iv) All material contributions required to be made by it or any of its Subsidiaries under the terms of any Plan have been timely made or have been accrued pending full and timely payment. Except as described in its SEC Reports, no Plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or
Section 302 of ERISA. None of it, its Subsidiaries or its ERISA Affiliates has provided, or is required to provide, security to any Plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

  (v) For all Pension Plans that are "defined benefit plans" within the meaning of Section 3(35) of ERISA, the disclosures prepared under FAS 87 and set forth in the footnotes to its financial statements as of and for the year ended December 31, 1995 and included in the SEC Reports are true and correct in all material respects. There has been no material adverse change in the financial condition of any such Pension Plan since the last day of the most recent plan year.

  (vi) Except as described in its SEC Reports, neither it nor its Subsidiaries have any obligations for retiree health and life benefits under any Plan. With regard to health and life benefits for employees other than employees covered by a collective bargaining agreement, or who are not residents of the United States, the current plan documents contain no restrictions on the rights of it or its Subsidiaries to amend or terminate any such Plan without incurring liability thereunder with respect to unincurred benefit obligations.

  (1) Environmental Matters. (i) It and each of its Subsidiaries has applied for and has in effect all federal, state and local governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("ENVIRONMENTAL PERMITS") under applicable statutes, laws, ordinances, rules, orders and regulations which are administered, interpreted or enforced by the U.S. Environmental Protection Agency or state and local agencies with jurisdiction over pollution or protection of the environment (collectively, "ENVIRONMENTAL LAWS") necessary for it to carry on its business as now conducted, and there has occurred no default under any such Environmental Permit, except for the lack of Environmental Permits and for defaults under Environmental Permits which would not constitute a Material Adverse Effect. Neither it nor any of its Subsidiaries has received written notice from any foreign government or agency with jurisdiction over pollution or protection of the environment of its or any such Subsidiary's failure to have in effect, or of any default under, any comparable Environmental Permit under applicable statutes, laws, ordinances, rules, orders and regulations of such foreign government or agency (collectively, "FOREIGN ENVIRONMENTAL LAWS") necessary for it to carry on its or such Subsidiary's business in any foreign jurisdiction, except for such notices regarding the lack of such comparable Environmental Permits, and for such defaults, which do not constitute a Material Adverse Effect.

  (ii) To its knowledge, it and each of its Subsidiaries is, and has been, in compliance with applicable Environmental Laws and Foreign Environmental Laws, except for instances of possible noncompliance which do not constitute a Material Adverse Effect.

  (iii) There is no suit, action, proceeding or inquiry pending or, to its knowledge, threatened before any court, governmental agency or authority or other forum in which it or any of its Subsidiaries has been or, with respect to threatened suits, actions and proceedings, may be named as a defendant (a) for alleged noncompliance (including by any predecessor) with any Environmental Law or Foreign Environmental Law or (b) relating to the release into the environment of any Hazardous Material (as hereinafter defined), asbestos, polychlorinated biphenyls or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by it or any of its Subsidiaries, or (c) any site or location for which it or its Subsidiaries has been designated as a potentially responsible party under any federal, state, local or foreign superfund law, or (d) any claim, potential claim or express reservation of responsibility for damages to natural resources, except in each of the cases (a) through (d) above for any such suits, actions, proceedings and inquiries which do not constitute a Material Adverse Effect.

  (iv) During the period of ownership or operation by it and its current or former Subsidiaries of any of their respective current or formerly owned properties, there have been no underground storage tanks (whether currently active or not) and no polychlorinated biphenyls in transformers or other electrical equipment and there have been no releases of Hazardous Material or of asbestos, polychlorinated biphenyls or oil in, on, under or affecting such properties or, to its knowledge, any surrounding site, except in each case for those which do not constitute a Material Adverse Effect. Prior to the period of ownership or operation by it or its current or former Subsidiaries of any of their respective current or formerly owned properties, to the knowledge of its officers, there were no releases of Hazardous Material or asbestos, polychlorinated biphenyls or oil or other petroleum products in, on, under or affecting any such property or any surrounding site, except in each case for those which do not constitute a Material Adverse Effect. "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, other Environmental Laws or Foreign Environmental Laws or any similar state or local law.

  (m) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, except that ALC has retained Salomon Brothers Inc as its financial advisor and TI has retained Goldman, Sachs & Co. as its financial advisor in connection with the transactions contemplated hereby, the arrangements with which have been disclosed in writing to the other prior to the date hereof.

  (n) Takeover Statutes; Rights Plan. The Board of Directors of TI has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to an "interested stockholder" or a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Stockholder Agreements or the consummation of the Combination (including the TI Merger) or the other transactions contemplated by this Agreement or by the Stockholder Agreements. The TI Rights Plan does not cause or permit, and will not cause or permit, TI stockholders to exercise rights as a result of the existence or implementation of this Agreement or the Stockholder Agreements, or any of the transactions contemplated hereby or thereby.

  (o) Tax and Accounting Matters. Neither it nor any of its Subsidiaries or affiliates has taken or agreed to take any action that would prevent each of the ALC Merger and the TI Merger from being treated as either a reorganization within the meaning of Section 368(a) of the Code or a non-recognition exchange of stock under Section 351 of the Code, or would prevent ATI from accounting for the business combination to be effected by the Combination as a pooling of interests.

  (p) Labor Matters. It has previously furnished to the other true and complete copies of all labor and collective bargaining agreements to which it or its Subsidiaries is a party and that are currently in effect, together with all amendments thereto (if any). There are no strikes or other work stoppages involving any employees of it or any of its Subsidiaries and there are no material labor disputes by any labor organization in progress or pending or, to the knowledge of its officers, threatened against it or any of its Subsidiaries that would constitute a Material Adverse Effect. To the knowledge of its officers, it and its Subsidiaries are in compliance with all applicable laws and regulations in respect of employment and employment practices, terms and conditions of employment, wages and hours, occupational safety, health or welfare conditions relating to premises occupied, and civil rights, non-compliance with which would constitute a Material Adverse Effect. There are no charges of unfair labor practices pending before any governmental authority involving or affecting it or any of its Subsidiaries that would constitute a Material Adverse Effect. It has not been notified that any customer or supplier of it or any Subsidiary is involved in or threatened with or affected by any strike or other labor disturbance or dispute, litigation or administrative proceeding or judgment, order, injunction, decree or award, the consequences of which would constitute a Material Adverse Effect.

  (q) Compliance with Laws. It and each of its Subsidiaries has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted, except for such permits, licenses, certificates, orders and approvals, the absence of which would not constitute a Material Adverse Effect ("MATERIAL PERMITS"). All Material Permits are in full force and effect, and, to the knowledge of its officers, no suspension or cancellation of any of them is threatened. Except as described in its SEC Reports, to the knowledge of its officers, the operations of it and of each of its Subsidiaries are in compliance with all applicable federal, state and local and foreign laws, rules and regulations, and neither it nor any of its Subsidiaries has received written notice from any federal, state, local or foreign government, agency or individual regarding noncompliance by it or any such Subsidiary with any federal, state, local or foreign laws, rules or regulations, in each case including, without limitation, the Foreign Corrupt Practices Act and the False Claims Act, each as amended, and laws, rules and regulations relating to the employment of individuals, civil rights and occupational safety and health, except for instances of actual or possible noncompliance which would not constitute a Material Adverse Effect.

  (r) Title to Assets. Each of it and its Subsidiaries has good and marketable title to its properties and assets (other than property as to which it is lessee), except for such defects in title that would not constitute a Material Adverse Effect and encumbrances for obligations incurred in the ordinary course of business and reflected in its consolidated balance sheet as of December 31, 1995 or incurred thereafter in the ordinary course of business consistent with past practice.

  (s) Intellectual Property. It and its Subsidiaries either own, or to its knowledge, have valid, binding and enforceable rights to use all patents, trademarks, trade names, service marks, service names, copyrights, other proprietary intellectual property rights, applications therefor and licenses or other rights in respect thereof ("INTELLECTUAL PROPERTY") used or held for use or necessary in connection with the business of it or its Subsidiaries, without any conflict with the rights of others, except for such conflicts that have not had and are not reasonably likely to constitute a Material Adverse Effect. Neither it nor any of its Subsidiaries has, as of the date hereof, received any notice from any other person pertaining to or challenging the right of it or its Subsidiaries to use any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used by or licensed to it or any of its Subsidiaries, except with respect to rights the loss of which, individually or in the aggregate, have not had and are not reasonably likely to constitute a Material Adverse Effect. To its knowledge, none of its or its Subsidiaries' personnel is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with it or its Subsidiaries or any other party the result of which has had or is reasonably likely to constitute a Material Adverse Effect.

  (t) Insurance. It and each of its Subsidiaries has in effect valid and effective policies of insurance, issued by companies believed by it to be sound and reputable, insuring it or such Subsidiary (as the case may be) for losses customarily insured against by others engaged in similar lines of business. Such policies are reasonable, in both scope and amount, in light of the risks attendant to the businesses conducted by it and its Subsidiaries. During the past five years, all insurance policies covering products liability and general liability maintained by or for the benefit of it or its Subsidiaries have been "occurrence" policies and not "claims made" policies.

  (u) Employment and Change in Control Agreements.

  (i) Its Disclosure Letter sets forth a true and complete list of all agreements with any officer or director of it or any of its Subsidiaries to which it or any of its Subsidiaries is a party, providing for the terms of his or her employment with it or any of its Subsidiaries and the terms of his or her severance or other payments upon termination of such employment (the "EMPLOYMENT AGREEMENTS"). It has previously furnished to the other true and complete copies of all Employment Agreements, together with all amendments thereto (if any).

  (ii) Except as it disclosed in its SEC Reports, and except as provided for in this Agreement, neither it nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of it or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving it of the nature contemplated by this Agreement or (B) providing for compensation payments that would not be deductible by it for federal income tax purposes, or (ii) agreement or Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

  (v) Certain Transactions. Except as set forth in its SEC Reports, none of the officers or directors of it or of any of its Subsidiaries nor any affiliate of it, and, to its knowledge, none of its key employees or the key employees of any of its Subsidiaries, is a party to any transaction with it or any of its Subsidiaries (other than for services as an employee, officer or director and other than transactions between it and one or more of its direct or indirect wholly owned Subsidiaries or between such Subsidiaries), including, without limitation, any contract, agreement or other arrangement
(i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such officer, director, affiliate or key employee, any member of the family of any such officer, director or key employee or any corporation, partnership, trust or other entity in which any such officer, director or key employee has a substantial interest (excluding the ownership of not more than two percent (2%) of the capital stock of a publicly traded corporation) or which is an affiliate of such officer, director or key employee, in each case covered by clauses (i) through (iii) if such matter would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC if such person was a person identified in such Item.

  (w) Information in Disclosure Documents and Registration Statement. None of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of ATI Common Stock in the Combination (the "S-4") will, at the time of the filing of the S-4 and any amendments thereto and at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the joint proxy statement/prospectus relating to the meetings of TI's and ALC's stockholders to be held in connection with the Combination and the offering of shares of ATI Common Stock to the holders of shares of ALC Common Stock and TI Common Stock (the "JOINT PROXY STATEMENT") will, at the date mailed to the stockholders and at the times of the meetings of stockholders to be held in connection with the ALC Merger, the TI Merger and the Combination, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  (x) Opinion of Financial Advisor. It has received the opinion of its financial advisor referred to in Section 3.1(m), dated the date hereof, to the effect that, as of such date, the transactions contemplated hereby are fair to its stockholders from a financial point of view, a copy of which opinion has been delivered to the other.

  (y) No Existing Discussions. As of the date hereof, it is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 4.1).

  (z) Restrictions on Business Activities. Except for this Agreement and to the extent disclosed in its Disclosure Letter, there is no agreement, judgment, injunction, order or decree binding upon it or any of its Subsidiaries that has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of ATI, ALC, TI and their respective Subsidiaries (in each case, taken as a whole), the acquisition of any material property by ATI, ALC, TI and their respective Subsidiaries (in each case, taken as a whole) or the conduct of the business by ATI, ALC, TI and their respective Subsidiaries (in each case, taken as a whole) as such business is currently conducted by ALC and TI and their respective Subsidiaries.

  (aa) Agreements, Contracts and Commitments. Neither it nor any of its Subsidiaries has breached, nor received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment (or any series of similar agreements, contracts or commitments) which, individually or in the aggregate, would constitute a Material Adverse Effect. Each such agreement, contract and commitment that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder of which its officers have knowledge by any party obligated to it thereunder.

  Section 3.2 Representations of ATI, ALC Merger Sub and TI Merger Sub. Each of ATI, ALC Merger Sub and TI Merger Sub hereby represents and warrants to ALC and TI that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to enter into this Agreement, (ii) the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on its part, (iii) this Agreement has been duly executed and delivered by it and constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms, (iv) it has delivered to each of ALC and TI a true and correct copy of each of its Articles or Certificate of Incorporation and Bylaws, (v) the execution and delivery of this Agreement by it does not, and the consummation by it of the transactions contemplated by this Agreement will not, conflict with or result in a violation of, or default under (with or without notice or lapse of time or both), any provision of its Articles or Certificate of Incorporation or Bylaws, and (vi) it has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                  ARTICLE IV

                                   COVENANTS

  Section 4.1 No Solicitation. From and after the date hereof until the earlier of the termination of this Agreement in accordance with Article VI and the Effective Time:

  (a) Neither ALC nor TI shall, directly or indirectly, through any officer, director, employee, representative or agent of it or any of its Subsidiaries,
(i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving it or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "ACQUISITION PROPOSAL"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent it or its Board from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to its stockholders, if and only to the extent that (1) its Board believes in good faith (after consultation with its financial advisor, and based upon the written opinion of such financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction (an "ACQUISITION TRANSACTION") more favorable to its stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Transaction being referred to in this Agreement as a "SUPERIOR PROPOSAL") and its Board determines in good faith based on a written opinion of outside legal counsel that such action is necessary for it to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, its Board receives from such person or entity an executed confidentiality agreement with terms no more favorable to such party than those contained in the respective Confidentiality Agreements dated March 1 and March 4, 1996 between ALC and TI ("CONFIDENTIALITY AGREEMENT"); or (B) taking any position with regard to an Acquisition Proposal pursuant to Rules 14d-9 and 14e-2 under the Exchange Act which is consistent with the advice of counsel concerning its Board's fiduciary duties under applicable law with respect to a tender offer commenced by a third party (other than by public announcement alone).

  (b) Each of ALC and TI shall notify the other as soon as practicable upon receipt by it (or its advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to its properties, books or records by any person or entity. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

  Section 4.2 Stockholder Approvals. (a) As promptly as practicable following the execution and delivery of this Agreement, unless this Agreement shall have been previously terminated in accordance with Article VI, each of ALC and TI shall submit this Agreement and the ALC Merger (in the case of ALC) and the TI Merger (in the case of TI) to its stockholders for approval and adoption at a meeting of its stockholders called for such purpose (the "ALC SHAREHOLDERS MEETING" and "TI STOCKHOLDERS MEETING," respectively). Unless this Agreement shall have been previously terminated in accordance with Article VI and subject to Section 4.1, (i) the ALC Board shall recommend that the shareholders of ALC vote to approve and adopt this Agreement and the ALC Merger and shall use its best efforts to solicit and secure from its shareholders their approval and adoption of this Agreement and the ALC Merger, and (ii) the TI Board shall recommend that the stockholders of TI vote to approve and adopt this Agreement and the TI Merger and shall use its best efforts to solicit and secure from its stockholders their approval and adoption of this Agreement and the TI Merger.

  (b) Unless this Agreement shall have been previously terminated in accordance with Article VI, ATI, as the sole stockholder of ALC Merger Sub and TI Merger Sub, shall, prior to the Effective Time, consent in writing to the approval and adoption of this Agreement and the ALC Merger and TI Merger.

  Section 4.3 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Article VI and the Effective Time, each of ALC and TI agrees as to itself and its Subsidiaries (except (subject to the provisions of Article IV other than this Section 4.3) to the extent provided in its Disclosure Letter and except to the extent that the other shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing business be substantially unimpaired at the Effective Time. Except as expressly contemplated by this Agreement, and not in limitation of the foregoing, during the aforesaid period each of ALC and TI shall (and shall cause its Subsidiaries to), except (subject to the provisions of Article IV other than this Section 4.3) as otherwise provided in its Disclosure Letter or except as approved in writing by the other party:

  (a) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary or desirable in the normal conduct of its business;

  (b) not acquire any stock or other interest in, nor (except in the ordinary course of business) purchase any assets of, any corporation, partnership, association or other business organization or entity or any division thereof (except any stock or assets distributed to it or any of its Subsidiaries as part of any bankruptcy or other creditor settlement or pursuant to a plan of reorganization), nor agree to do any of the foregoing;

  (c) not sell, lease, assign, transfer or otherwise dispose of any of its assets (including, without limitation, patents, trade secrets or licenses), nor create any mortgage, security interest or other lien on any of its assets, except as permitted by this Agreement or in the ordinary course of business and except that it and each of its Subsidiaries may sell or otherwise dispose of any assets which are held for disposition as of the date hereof or are obsolete;

  (d) not incur any indebtedness for borrowed money or any obligation under any guarantee or "make whole" or capital support agreement or arrangement, other than as a result of borrowings or drawdowns, the issuance of letters of credit for its account and the incurrence of interest, letter of credit reimbursement obligations and other obligations incurred in the ordinary course of business consistent with past practice;

  (e) not (i) alter, amend or repeal any provision of its Articles or Certificate of Incorporation or Bylaws, (ii) change the number of its directors (other than as a result of the death, retirement or resignation of a director), (iii) except in the ordinary course of its business, form or acquire any Subsidiaries not existing as of the date of this Agreement, (iv) except in the ordinary course of its business, enter into, modify or terminate any material contracts or agreement to which it is a party or agree to do so,
(v) modify any Employment Agreement, or (vi) declare, pay, commit to or incur any obligation of any kind for the payment of any bonus, additional salary or compensation or retirement, termination, welfare or severance benefits payable or to become payable to any of its employees or such other persons, except in any such case for obligations incurred in the ordinary course of business and consistent with past practice and such matters as are required pursuant to the terms of any existing Employment Agreement or Benefit Plan;

  (f) maintain its books, accounts and records in the usual, ordinary and regular manner and in material compliance with all applicable laws;

  (g) pay and discharge all material federal, state, local and foreign taxes imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, except to the extent that it is currently contesting, in good faith and by proper proceedings, the payment of such taxes and it maintains appropriate reserves with respect thereto;

  (h) use commercially reasonable efforts to meet its obligations under all material contracts, agreements and instruments to which it is a party, and not become in default thereunder which would constitute a Material Adverse Effect;

  (i) use commercially reasonable efforts to maintain its business and assets in good repair, order and condition, reasonable wear and tear excepted, and to maintain insurance upon such business and assets at least comparable in amount and kind to that in effect on the date hereof;

  (j) use commercially reasonable efforts to maintain its present relationships and goodwill with suppliers, brokers, manufacturers, representatives, distributors, customers and others having business relations with it (provided that it may pursue overdue accounts and otherwise exercise lawful remedies in its customary fashion);

  (k) carry on and operate its business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its commercially reasonable efforts to cause its representations and warranties set forth in this Agreement and in any Ancillary Document to be true and correct, in all respects, on and as of the Effective Time, subject only to changes in the ordinary course of business;

  (l) not declare, set aside, make or pay any dividends or other distributions with respect to its capital stock except for regular cash dividends not to exceed $.13 per share of ALC Common Stock in the second quarter of 1996 and $.16 per share of ALC Common Stock in the third quarter of 1996 and thereafter or $.31 per share of TI Common Stock per quarter and regular cash dividends on shares of TI Series E Cumulative Preferred Stock (including the dividend payable in connection with the redemption thereof), or purchase or redeem any shares of its capital stock except, in the case of TI, shares of TI Series E Cumulative Preferred Stock, or agree to take any such action;

  (m) not authorize or make any capital expenditure otherwise than in the ordinary course of business;

  (n) not increase the number of shares authorized or issued and outstanding of its capital stock, nor grant or make any pledge, option, warrant, call, commitment, right or agreement of any character relating to its capital stock, nor issue or sell any shares of its capital stock or securities convertible into such capital stock, or any bonds, promissory notes, debentures or other corporate securities or become obligated so to sell or issue any such securities or obligations, except, in any case, issuance of shares of ALC Common Stock or TI Common Stock pursuant to (i) the exercise of options, warrants or other rights outstanding as of the date hereof and referred to in Sections 3.1(b) or (c), (ii) the purchase, designation or award of shares under the ALC Stock Acquisition Retention Plan, (iii) the grant of options or awards under the ALC Stock Plans or the TI Stock Plans to newly-hired employees in amounts consistent with policies for such grants in effect on the date hereof, (iv) the grant of options to acquire not more than 1,000,000 shares of ALC Common Stock in the aggregate pursuant to the ALC Stock Plans,
(v) the issuance of shares of ALC Common Stock pursuant to ALC's 1996 Non-Employee Director Stock Option Plan, (vi) the issuance of shares of TI Common Stock pursuant to the TI ESPP, or (vii) the grant of options to acquire not more than 700,000 shares of TI Common Stock in the aggregate pursuant to the TI Stock Plans.

  Prior to the Effective Time, none of ATI, ALC Merger Sub or TI Merger Sub shall conduct any business other than for the purpose of fulfilling its respective obligations under, and consummating the transactions contemplated by, this Agreement.

  Section 4.4 Access to Information. Upon reasonable notice, each of ALC and TI shall (and shall cause its Subsidiaries to) (i) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the earlier of the termination of this Agreement and the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, accountants' work papers, correspondence and affairs, and (ii) cause its and their officers and employees to furnish to the other and its authorized representatives any and all financial, technical and operating data and other information pertaining to its businesses and those of its Subsidiaries as the other shall from time to time reasonably request. Each party will hold any such information which is subject to the Confidentiality Agreement in accordance with and subject to the restrictions contained in the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 4.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Combination.

  Section 4.5 Legal Conditions to the Combination. Each of the parties hereto will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Combination (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Combination. Each of the parties hereto will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public third party, required to be obtained or made by any of the parties hereto or any of their Subsidiaries in connection with the Combination or the taking of any action contemplated thereby or by this Agreement.

  Section 4.6 Public Announcements. Neither ALC nor TI shall make any press release or other written public statement or publicly deliver any formally prepared oral statement concerning the matters covered by this Agreement without the approval of the other, except as required by law or applicable regulation, and each shall in all events use its best efforts to permit such other parties an opportunity to review and comment upon any such release or statement prior to dissemination.

  Section 4.7 Tax-Free Reorganization. The parties hereto shall each use its best efforts to cause each of the ALC Merger and the TI Merger to be treated either as a reorganization within the meaning of Section 368(a) of the Code or as a non-recognition exchange of stock pursuant to Section 351 of the Code.

  Section 4.8 Pooling Accounting. The parties hereto shall each use its best efforts to cause the business combination to be effected by the Combination to be accounted for as a pooling of interests. In particular, but without limitation of the foregoing, each party will take all remedial and other actions that are reasonably necessary or advisable (including, if necessary, the sale of treasury stock by such party) in order to ensure such accounting treatment. ALC and TI shall each use all commercially reasonable efforts to cause its Rule 145 Affiliates (as hereinafter defined) not to take any action that would adversely affect the ability of ATI to account for the business combination to be effected by the Combination as a pooling of interests.

  Section 4.9 Affiliate Agreements. Within two weeks following the date of this Agreement, each of ALC and TI will provide the other with a list of those persons who are, in its reasonable judgment after review by its independent counsel, "affiliates" of it within the meaning of Rule 145 promulgated under the Securities Act ("RULE 145") (each such person who is an "affiliate" within the meaning of Rule 145 is referred to herein as a "RULE 145 AFFILIATE"). Each of ALC and TI shall provide the other with such information and documents as the other shall reasonably request for purposes of reviewing such list and shall notify the other in writing regarding any change in the identity of its Rule 145 Affiliates prior to the Closing Date. Each of ALC and TI shall use its commercially reasonable efforts to deliver or cause to be delivered to the other prior to the Effective Time from each of its Rule 145 Affiliates, an executed Affiliate Agreement, in substantially the form attached hereto as Annex D (each an "AFFILIATE AGREEMENT"). ATI shall be entitled to place appropriate legends on the certificates evidencing any ATI Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for ATI Common Stock, consistent with the terms of the Affiliate Agreements.

  Section 4.10 Representations, Covenants and Conditions; Further Assurances.

  (a) The parties hereto will each use its commercially reasonable efforts (i) to take, and to cause their respective Subsidiaries to take, all actions necessary to render accurate as of the Effective Time their respective representations and warranties contained herein, (ii) to refrain, and to cause their respective Subsidiaries to refrain, from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time and (iii) to perform or cause to be satisfied, and to cause their respective Subsidiaries to perform or cause to be satisfied, each covenant or condition to be performed or satisfied by them.

  (b) In addition to the provisions of Section 4.5 hereof and in furtherance thereof, upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Without limiting the generality of the foregoing, each of the parties agrees to reasonably engage in discussions and negotiations and provide information to any governmental authority with jurisdiction over the enforcement of any applicable antitrust laws, in a reasonable effort to address any concerns on the part of any such authority regarding the legality under any antitrust law of the Combination. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to create any obligation of ALC or TI to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of ALC, TI or ATI.

  Section 4.11 Stock Plans. (a) Prior to the Effective Time, ALC shall take such actions as may be necessary such that at the Effective Time each option (an "ALC OPTION") to purchase a share of ALC Common Stock outstanding pursuant to the ALC Stock Plans, whether or not then exercisable, shall become an option to purchase, on the same terms and conditions (including per share exercise price), a number of shares of ATI Common Stock equal to the number of shares of ALC Common Stock subject to such ALC Option. At or prior to the Effective Time, ALC shall make all necessary arrangements with respect to the applicable ALC Stock Plans to permit the assumption of the unexercised ALC Options by ATI pursuant to this Section 4.11; provided, however, that such arrangements shall not include any change in the terms of the applicable ALC Stock Plans if such change would, in the opinion of ALC's independent public accountants, have an adverse effect on ATI's ability to account for the Combination as a pooling of interests for financial reporting purposes.

  (b) Prior to the Effective Time, ALC shall take such actions as may be necessary such that at the Effective Time shares of ALC Common Stock issuable pursuant to awards ("ALC AWARDS") under the ALC Performance Share Plan for Key Employees and each right to purchase or otherwise acquire or to designate shares of ALC Common Stock pursuant to the ALC Stock Acquisition and Retention Plan ("ALC RIGHTS"), whether or not then issuable or exercisable, shall become an award or a right to purchase or otherwise acquire or to designate, on the same terms and conditions (including per share price), a number of shares of ATI Common Stock equal to the number of shares of ALC Common Stock subject to such ALC Award or ALC Right. At or prior to the Effective Time, ALC shall make all necessary arrangements with respect to the applicable ALC Stock Plans to permit the assumption of the ALC Rights and ALC Awards by ATI pursuant to this
Section 4.11; provided, however, that such arrangements shall not include any change in the terms of the applicable ALC Stock Plans if such change would, in the opinion of ALC's independent public accountants, have an adverse effect on ATI's ability to account for the Combination as a pooling of interests for financial reporting purposes.

  (c) Prior to the Effective Time, TI shall take such actions as may be necessary such that at the Effective Time each right of a participant under the TI ESPP ("TI ESPP Rights") to have shares of TI Common Stock purchased for the TI ESPP account of such participant, both with contributions made by such participant and with the matching contributions of TI, shall be converted into and become a right to have shares of ATI Common Stock purchased for such participant's TI ESPP account on terms whereby the "Price" (as defined in the TI ESPP) shall mean either (i) with respect to treasury shares or authorized but unissued shares purchased from ATI, the average of the closing sale prices per share of TI Common Stock divided by 1.925 (with respect to trading days prior to and including the date on which the Effective Time occurs) or ATI Common Stock (with respect to trading days following but excluding the date on which the Effective Time occurs), as the case may be, quoted in The Wall Street Journal or successor journal for the last five trading days of the calendar month preceding the "Purchase Date" (as defined in the TI ESPP), or
(ii) with respect to issued and outstanding shares of ATI Common Stock purchased on the open market, the average price per share of ATI Common Stock paid by the "Plan Administrator" (as defined in the TI ESPP) on such Purchase Date. At or prior to the Effective

Time, TI shall make all necessary arrangements with respect to the TI ESPP to permit the assumption of the TI ESPP Rights by ATI pursuant to this Section 4.11; provided, however, that such arrangements shall not include any change in the terms of the TI ESPP if such change would, in the opinion of TI's independent public accountants, have an adverse effect on ATI's ability to account for the Combination as a pooling of interests for financial accounting purposes.

  (d) Prior to the Effective Time, TI shall take such actions as may be necessary such that at the Effective Time each option (an "TI OPTION") to purchase a share of TI Common Stock outstanding pursuant to the TI Stock Plans, whether or not then exercisable, shall be converted into and become rights to purchase shares of ATI Common Stock. At the Effective Time, (i) each TI Option assumed by ATI may be exercised solely for shares of ATI Common Stock, (ii) the number of shares of ATI Common Stock subject to each TI Option shall be equal to the number of shares of ATI Common Stock into which shares of TI Common Stock subject to such TI Option would have been converted by virtue of the TI Merger in accordance with Article II, had such share of TI Common Stock been outstanding at the Effective Time, and (iii) the per share exercise price for each such TI Option shall be equal to (y) the exercise price for the share of TI Common Stock otherwise purchasable pursuant to such TI Option divided by (z) the TI Exchange Ratio, rounded up to the nearest cent. At or prior to the Effective Time, TI shall make all necessary arrangements with respect to the applicable TI Stock Plans to permit the assumption of the unexercised TI Options by ATI pursuant to this Section 4.11; provided, however, that such arrangements shall not include any change in the terms of the applicable TI Stock Plans if such change would, in the opinion of TI's independent public accountants, have an adverse effect on TI's ability to account for the Combination as a pooling of interests for financial accounting purposes.

  (e) Effective at the Effective Time, ATI shall assume each ALC Option, ALC Right, ALC Award, TI Option and TI Right (collectively, the "DERIVATIVE SECURITIES") in accordance with the terms under which it was issued and any applicable agreement by which it is evidenced. At or prior to the Effective Time, ATI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of ATI Common Stock for delivery upon exercise of Derivative Securities assumed by it in accordance with this Section 4.11. As soon as practicable after the Effective Time, ATI shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of ATI Common Stock subject to such Derivative Securities, and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Derivative Securities remain outstanding.

  (f) As soon as practicable after the Effective Time, ATI shall deliver to each holder of Derivative Securities an appropriate notice setting forth such holder's rights pursuant thereto and such Derivative Security shall continue in effect on the same terms and conditions (including further anti-dilution provisions, and subject to the adjustments required by this Section 4.11 after giving effect to the Combination). ATI shall comply with the terms of all such Derivative Securities and ensure, to the extent required by, and subject to the provisions of, any applicable ALC Stock Plan or TI Stock Plan that Derivative Securities which qualified for special tax treatment prior to the Effective Time continue to so qualify after the Effective Time.

  (g) Approval and adoption of this Agreement by the shareholders of ALC and the stockholders of TI shall constitute, as an integral part of the Combination, ratification of the ALC Stock Plans and the TI Stock Plans, and the issuance of ATI Common Stock in accordance with the terms of the Derivative Securities, by the shareholders of ATI.

  Section 4.12 Indemnification; Insurance. (a) ALC shall, and from and after the Effective Time ATI shall, indemnify, defend and hold harmless each person who is now, or has been at any time through the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of ALC or any of its Subsidiaries (the "ALC INDEMNIFIED PARTIES") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of ALC or any of its Subsidiaries or is or was a plan fiduciary serving at the request of ALC or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after the Effective Time ("ALC INDEMNIFIED LIABILITIES") and (ii) all ALC Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby or any actual or proposed Alternative Transaction (as hereinafter defined), whether proposed or occurring as of the date of this Agreement, prior to such date or hereafter, in each case to the full extent a corporation is permitted under the PBCL or the DGCL, as applicable, to indemnify its own directors, officers and employees, as the case may be (and ATI will pay expenses in advance of the final disposition of any such action or proceeding to each ALC Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 1745 of the PBCL or Section 145 of the DGCL, as applicable). Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any ALC Indemnified Party (whether arising before or after the Effective Time), (i) the ALC Indemnified Parties may retain counsel satisfactory to them and ALC (or them and ATI after the Effective Time), (ii) ALC (or after the Effective Time, ATI) shall pay all reasonable fees and expenses of such counsel for the ALC Indemnified Parties promptly as statements therefor are received, and (iii) ALC (or after the Effective Time, ATI) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither ALC nor ATI shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any ALC Indemnified Party wishing to claim indemnification under this Section 4.12(a), upon learning of any such claim, action, suit, proceeding or investigation, shall notify ALC or, after the Effective Time, ATI (but the failure so to notify shall not relieve ALC or ATI from any liability which it may have under this
Section 4.12(a) except to the extent such failure prejudices such party), and shall deliver to ALC (or after the Effective Time, ATI) the undertaking contemplated by Section 1745 of the PBCL or Section 145 of the DGCL, as applicable. The ALC Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more ALC Indemnified Parties.

  (b) TI shall, and from and after the Effective Time ATI shall, indemnify, defend and hold harmless each person who is now, or has been at any time through the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of TI or any of its Subsidiaries (the "TI INDEMNIFIED PARTIES") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of TI or any of its Subsidiaries or is or was a plan fiduciary serving at the request of ALC or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after the Effective Time ("TI INDEMNIFIED LIABILITIES") and (ii) all TI Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby or any actual or proposed Alternative Transaction (as hereinafter defined), whether proposed or occurring as of the date of this Agreement, prior to such date or hereafter, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors, officers and employees, as the case may be (and ATI will pay expenses in advance of the final disposition of any such action or proceeding to each TI Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL). Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any TI Indemnified Party (whether arising before or after the Effective Time), (i) the TI Indemnified Parties may retain counsel satisfactory to them and TI (or them and ATI after the Effective Time), (ii) TI (or after the Effective Time, ATI) shall pay all reasonable fees and expenses of such counsel for the TI Indemnified Parties promptly as statements therefor are received, and (iii) TI (or after the Effective Time, ATI) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither TI nor ATI shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any TI Indemnified Party wishing to claim indemnification under this Section 4.12(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify TI or, after the Effective Time, ATI (but the failure so to notify shall not relieve TI or

ATI from any liability which it may have under this Section 4.12(b) except to the extent such failure prejudices such party), and shall deliver to ALC (or after the Effective Time, ATI) the undertaking contemplated by Section 145(e) of the DGCL. The TI Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more TI Indemnified Parties.

  (c) For a period of at least five years after the Effective Time, ATI shall cause to be maintained in effect standard policies of directors' and officers' liability insurance in an aggregate coverage amount not less than the greater of the coverage amounts maintained by ALC and TI respectively as of the date hereof and including coverage with respect to claims arising from facts or events which occurred before the Effective Time to the extent available; provided, that in no event shall ATI be required to expend, in order to maintain or procure insurance coverage pursuant to this Section 4.12(c), any amount per annum in excess of 150 percent of the greater of the per annum amounts paid by ALC and TI as of the date hereof.

  (d) The provisions of this Section 4.12 are intended to be for the benefit of, and shall be enforceable by, each ALC Indemnified Party and TI Indemnified Party, and his or her heirs and representatives.

  Section 4.13 TI Rights Plan. TI shall not redeem the rights issued under the TI Rights Plan (but may delay any "distribution date" thereon or render the rights inapplicable to this Agreement, the Combination, or the Stockholder Agreements or any action permitted hereunder or thereunder) or (subject to the following sentence) amend or terminate the TI Rights Plan prior to the earlier of the Effective Time or the termination of this Agreement unless required to do so by a court of competent jurisdiction. As soon as practicable after the date hereof, TI shall amend the TI Rights Plan in a manner satisfactory to ALC such that it provides that the rights issued thereunder shall expire and cease to be exercisable at the Effective Time.

  Section 4.14 Notification of Certain Matters. Each of ALC and TI shall give prompt notice to the other of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably likely to cause any representation or warranty of it contained in this Agreement to be materially untrue or inaccurate and (ii) any failure of it to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and further provided that failure to give such notice shall not be treated as a breach of covenant for the purposes of Section 6.1(g)(ii) unless the failure to give such notice results in material prejudice to the other party.

  Section 4.15 Plan Documents. Each of ALC and TI will furnish to the other, on or before April 25, 1996, true and complete copies of the documents evidencing its Plans, or setting forth the terms thereof, including, without limitation, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto.

  Section 4.16 ATI Matters. As soon as is practicable after the execution and delivery of this Agreement, the parties hereto will take all action necessary or appropriate to cause ATI's directors and officers to consist of those persons identified in Annex C attached hereto. At or prior to the Effective Time, ATI will (i) adopt the Allegheny Teledyne Incorporated 1996 Incentive Plan in the form attached hereto as Annex E and the Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock Compensation Plan in the form attached hereto as Annex F, and (ii) take all corporate action necessary to reserve for issuance a sufficient number of shares of ATI Common Stock for issuance upon exercise of stock options and other rights subject to grant under the plans referred to in the immediately preceding sentence.

                                   ARTICLE V

                           CONDITIONS TO COMBINATION

  Section 5.1 Conditions to Each Party's Obligation to Effect the
Combination. The respective obligations of each party to this Agreement to effect the Combination shall be subject to the satisfaction prior to the Closing Date of the following conditions:

  (a) Stockholder Approvals. This Agreement and the ALC Merger shall have been approved and adopted by the affirmative vote of at least a majority of the votes cast by holders of ALC Common Stock entitled to vote thereon, and this Agreement and the TI Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of TI Common Stock.

  (b) Governmental and Regulatory Consents. The waiting period applicable to the consummation of the Combination under the HSR Act shall have expired or been terminated and, other than the filings provided for in Section 1.1, all filings required to be made prior to the Effective Time by ATI, ALC, TI or any of their respective Subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by ATI, ALC, TI or any of their respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except failures in the foregoing that do not have a Material Adverse Effect.

  (c) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

  (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Combination or limiting or restricting in any material respect ATI's conduct or operation of the businesses of ALC and TI after the Combination shall have been issued, nor shall there be any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Combination (including either the ALC Merger or the TI Merger) which makes the consummation of the Combination (including either the ALC Merger or the TI Merger) illegal.

  (e) Blue Sky Laws. ATI shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue shares of ATI Common Stock pursuant to the Combination.

  (f) Pooling Letters. Allegheny Ludlum shall have received a letter from Ernst & Young LLP and Teledyne shall have received a letter from Arthur Andersen LLP, each such letter to be dated the date of the Joint Proxy Statement, which letters shall be confirmed in writing on the date on which the Effective Time occurs (the "EFFECTIVE DATE"), to the effect (i) in the case of the letters from Ernst & Young LLP to Allegheny Ludlum, that Allegheny Ludlum qualifies as an entity that may be a party to a business combination for which the pooling of interests method of accounting is available and that the business combination to be effected by the Combination will be treated for accounting purposes as a pooling of interests transaction under generally accepted accounting principles, and (ii) in the case of the letters from Arthur Andersen LLP to Teledyne, that Teledyne qualifies as an entity that may be a party to a business combination for which the pooling of interests method of accounting is available.

  (g) Consents. Each of ALC and TI shall have obtained all consents required to consummate the transactions contemplated by this Agreement, including the Combination, and all other consents in connection with the Combination and the other transactions contemplated hereby, the failure to obtain which would constitute a ATI Material Adverse Effect.

  (h) NYSE. The shares of ATI Common Stock to be issued in the Combination shall have been approved for listing on the New York Stock Exchange upon official notice of issuance.

  (i) Representations and Warranties. The representations of ATI, ALC Merger Sub and TI Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties are made as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date) as of the Closing Date as though made on and as of the Closing Date, in each case except for changes contemplated by this Agreement.

  (j) Pension Law Changes. No adoption of or amendment to any statute, no promulgation of or revision to any regulation issued by the U. S. Department of the Treasury, the U. S. Department of Labor or by the Pension Benefit Guaranty Corporation, and no change in a position previously taken by any one or more of foregoing agencies, shall have been effected or proposed which has or would have the effect of prohibiting, or of limiting or restricting in any material respect the merger of any Pension Plans of ALC and TI or its economic equivalent or would cause a merger of such Pension Plans or its economic equivalent to be illegal or impractical.

  Section 5.2 Additional Conditions to Obligation of ALC. The obligation of ALC to effect the ALC Merger is subject to the satisfaction of each of the following additional conditions, any of which may be waived in writing exclusively by ALC:

  (a) Representations and Warranties of TI. The representations and warranties of TI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties are made as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date) as of the Closing Date as though made on and as of the Closing Date, in each case except for changes contemplated by this Agreement, and ALC shall have received a certificate signed on behalf of TI by the Chief Executive Officer and the Chief Financial Officer of TI to such effect.

  (b) Performance of Obligations of TI. TI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and ALC shall have received a certificate signed on behalf of TI by the Chief Executive Officer and the Chief Financial Officer of TI to such effect.

  (c) Tax Opinion. ALC shall have received a written opinion from Kirkpatrick & Lockhart LLP, counsel to ALC, dated the Effective Date, to the effect that the ALC Merger will be treated for federal income tax purposes either as a tax-free reorganization within the meaning of Section 368(a) of the Code or as a non-recognition exchange of stock under Section 351 of the Code. In rendering such opinion, counsel may rely upon representations and certificates of ATI, ALC, ALC Merger Sub, TI and TI Merger Sub.

  (d) Material Adverse Change. Since the date of this Agreement, there shall have been no changes, occurrences or circumstances involving the business, results of operations or financial condition or prospects of TI and any of its Subsidiaries that constitute a Material Adverse Effect.

  Section 5.3 Additional Conditions to Obligation of TI. The obligation of TI to effect the Combination is subject to the satisfaction of each of the following additional conditions, any of which may be waived, in writing, exclusively by TI:

  (a) Representations and Warranties of ALC. The representations and warranties of ALC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties are made as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date) as of the Closing Date as though made on and as of the Closing Date, in each case except for changes contemplated by this Agreement, and TI shall have received a certificate signed on behalf of ALC by the Chief Executive Officer and the Chief Financial Officer of ALC to such effect.

  (b) Performance of Obligations of ALC. ALC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and TI shall have received a certificate signed on behalf of ALC by the Chief Executive Officer and the Chief Financial Officer of ALC to such effect.

  (c) Tax Opinion. TI shall have received the opinion of Irell & Manella LLP, counsel to TI, dated the Effective Date, to the effect that the TI Merger will be treated for federal income tax purposes as either a tax-free reorganization within the meaning of Section 368(a) of the Code or as a non-recognition exchange of stock under Section 351 of the Code. In rendering such opinion, counsel may rely upon representations and certificates of ATI, ALC, ALC Merger Sub, TI and TI Merger Sub.

  (d) Material Adverse Change. Since the date of this Agreement, there shall have been no changes, occurrences or circumstances involving the business, results of operations or financial condition or prospects of ALC and any of its Subsidiaries that constitute a Material Adverse Effect.

                                  ARTICLE VI

                           TERMINATION AND AMENDMENT

  Section 6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party under the circumstances set forth below:

  (a) by mutual written consent of ALC and TI; or

  (b) by either ALC or TI if the Combination shall not have been consummated by September 30, 1996 (provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been a cause of or has resulted in the failure of the Combination to occur on or before such date); or

  (c) by either ALC or TI if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Combination; or

  (d) by ALC or TI, if, at the ALC Shareholders' Meeting or the TI Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the shareholders of ALC in favor of this Agreement and the ALC Merger or the stockholders of TI in favor of this Agreement and the TI Merger shall not have been obtained; or

  (e) by ALC, if (i) the Board of Directors of TI shall have withdrawn or modified its recommendation of this Agreement or the Combination in a manner adverse to consummation of the Combination or shall have resolved to do any of the foregoing; (ii) the Board of Directors of TI shall have recommended to the shareholders of TI an Alternative Transaction (as defined in Section 6.3(f));
(iii) a tender offer or exchange offer for 15% or more of the outstanding shares of TI Common Stock is commenced (other than by ALC or an affiliate of ALC) and the Board of Directors of TI recommends that the shareholders of TI tender their shares in such tender or exchange offer, or (iv) for any reason TI fails to call and hold the TI Shareholders' Meeting by September 30, 1996, unless such failure is due to the fact that the Registration Statement was not declared effective sufficiently in advance of such date to enable TI to hold the TI Shareholders' Meeting by such date; or

  (f) by TI, if (i) the Board of Directors of ALC shall have withdrawn or modified its recommendation of this Agreement or the Combination in a manner adverse to consummation of the Combination or shall have resolved to do any of the foregoing; (ii) the Board of Directors of ALC shall have recommended to the shareholders of ALC an Alternative Transaction (as defined in Section 6.3(f)); (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of ALC Common Stock is commenced (other than by TI or an affiliate of TI) and the Board of Directors of ALC recommends that the stockholders of ALC tender their shares in such tender or exchange offer, or
(iv) for any reason ALC fails to call and hold the ALC Shareholders' Meeting by September 30, 1996, unless such failure is due to the fact that the Registration Statement was not declared effective sufficiently in advance of such date to enable ALC to hold the ALC Shareholders' Meeting by such date; or

  (g) by ALC or TI, if (i) the other has breached any representation or warranty contained in this Agreement, and such breach shall not have been cured prior to the Effective Time (except where such breach would not have a material adverse effect on the party having made such representation or warranty and its Subsidiaries taken as a whole and would not constitute a ATI Material Adverse Effect after giving effect to the transactions contemplated by this Agreement), or (ii) if there has been a breach of a covenant or agreement set forth in this Agreement on the part of the other, which shall not have been cured within 2 business days following receipt by the breaching party of written notice of such breach from the other party (other than those set forth in Section 4.1, as to which there shall be no cure period).

  Section 6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of any party hereto or their respective officers, directors, stockholders or affiliates arising from the execution and delivery of this Agreement or its termination, except as set forth in Section 6.3 and further except to the extent that such termination results from the wilful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 6.3 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

  Section 6.3 Fees and Expenses.

  (a) Except as set forth in this Section 6.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Combination is consummated; provided, however, that ALC and TI shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Joint Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements.

  (b) TI shall reimburse ALC for out-of-pocket expenses incurred by ALC relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of ALC's counsel, accountants and financial advisors), upon the termination of this Agreement by ALC pursuant to Section 6.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the TI Merger by the stockholders of TI at the TI Stockholders' Meeting, or pursuant to Section 6.1(e) or Section 6.1(g), and ALC shall reimburse TI for out-of-pocket expenses incurred by TI relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of TI's counsel, accountants and financial advisors), upon the termination of this Agreement by TI pursuant to Section 6.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the ALC Merger by the shareholders of ALC at the ALC Shareholders' Meeting, or pursuant to Section 6.1(f) or Section 6.1(g).

  (c) TI shall pay ALC a termination fee of $50,000,000 upon the earliest to occur of the following events:

  (1) the termination of this Agreement by ALC pursuant to Section 6.1(e); or

  (2) the termination of this Agreement by ALC pursuant to Section 6.1(g) after a breach by TI of this Agreement; or

  (3) the termination of this Agreement by ALC pursuant to Section 6.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the TI Merger by the stockholders of TI at the TI Stockholders' Meeting.

  (d) ALC shall pay TI a termination fee of $30,000,000 upon the earliest to occur of the following events:

  (1) the termination of this Agreement by TI pursuant to Section 6.1(f); or

  (2) the termination of this Agreement by TI pursuant to Section 6.1(g) after a breach by ALC of this Agreement; or

  (3) the termination of this Agreement by TI pursuant to Section 6.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the ALC Merger by the shareholders of ALC at the ALC Shareholders' Meeting.

  (e) The expenses and fees, if applicable, payable pursuant to Sections 6.3(b), 6.3(c) and 6.3(d) shall be paid in immediately available funds within one business day after the first to occur of any of the events described in
Section 6.3(b), 6.3(c) and 6.3(d); provided, however, that in no event shall ALC or TI, as the case may be, be required to pay such expenses and fees to the other if, immediately prior to the termination of this Agreement, the party to receive such expenses and fees was in material breach of its obligations under this Agreement.

  (f) As used in this Agreement, "ALTERNATIVE TRANSACTION" means either (i) a transaction pursuant to which any person (or group of persons) (a "THIRD PARTY") other than ALC or TI acquires more than 15% of the outstanding shares of ALC Common Stock or TI Common Stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving ALC or TI pursuant to which any Third Party acquires more than 15% of the outstanding equity securities of ALC or TI or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of ALC or TI, and the entity surviving any merger or business combination including any of them) of ALC or TI having a fair market value (as determined by the Board of Directors of ALC or TI, as the case may be, in good faith) equal to more than 15% of the fair market value of all the assets of ALC or TI and its Subsidiaries taken as a whole immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

  Section 6.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Combination by the stockholders of TI, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

  Section 6.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto by the other parties hereto and (iii) waive compliance with any of the agreements or conditions contained herein for their benefit. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VII

                                 MISCELLANEOUS

  Section 7.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article II, Sections 6.2, 6.3, the last sentence of Section 6.4 and Article VII, and the agreements of the Affiliates of ALC and TI delivered pursuant to Section 4.9. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

  Section 7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a) if to ALC, to:

         Allegheny Ludlum Corporation
         1000 Six PPG Place
         Pittsburgh, Pennsylvania 15222

         Attention: Chairman
                    Telecopy No. (412) 394-3010

         with a copy to:

         Jon D. Walton
         Vice President-General Counsel and Secretary
         Allegheny Ludlum Corporation
         1000 Six PPG Place
         Pittsburgh, Pennsylvania 15222

                   Telecopy No. (412) 394-3010
         and to:

         Ronald D. West
         Kirkpatrick & Lockhart LLP
         1500 Oliver Building
         Pittsburgh, Pennsylvania 15222
                   Telecopy No. (412) 355-6501

  (b) if to TI, to:

         Teledyne, Inc.
         2049 Century Park East
         Los Angeles, California 90067-3101

         Attention: Chairman and Chief Executive Officer
                    Telecopy No. (310) 551-4204

         with copies to:

         Judith R. Nelson, Secretary
         Elizabeth J. Keefer, General Counsel
         Teledyne, Inc.
         2049 Century Park East
         Los Angeles, California 90067-3101
                   Telecopy No. (310) 551-4366

         and to:

         Edmund M. Kaufman
         Irell & Manella LLP
         333 South Hope Street
         Los Angeles, California 90071-3042
                   Telecopy No. (213) 229-0515

  Section 7.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "THE DATE OF THIS AGREEMENT,"

"THE DATE HEREOF," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 1, 1996.

  Section 7.4 Knowledge. All references in this Agreement or any certificate to the knowledge of ALC or TI shall mean the knowledge of any officer or officers of such party (but only the officer executing any such certificate, in the case of a certificate) and shall reflect reasonable inquiry by such officer or officers in connection specifically with respect to the statement made to such knowledge.

  Section 7.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

  Section 7.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) and the Stockholder Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and, except for the provisions of
Section 4.12, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

  Section 7.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

  Section 7.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  Section 7.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

  Section 7.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers, thereunto duly authorized, as of the date first set forth above.

ALLEGHENY TELEDYNE INCORPORATED           ALLEGHENY LUDLUM CORPORATION



By: /s/ Richard P. Simmons                By: /s/ Richard P. Simmons
   ---------------------------------         -----------------------------
Title: Chairman of the Board              Title: Chairman


   /s/ William P. Rutledge                TELEDYNE, INC.
- ------------------------------------      By: /s/ William P. Rutledge
Title: President and Chief Executive         -----------------------------
       Officer                            Title: Chairman of the Board and
                                                 Chief Executive Officer

ALS MERGER CORPORATION


By: /s/ Richard P. Simmons
   ---------------------------------
Title: President


TDY MERGER, INC.

By: /s/ William P. Rutledge
   ---------------------------------
Title: President

                                                                        ANNEX A

                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                        ALLEGHENY TELEDYNE INCORPORATED

  ONE: The name of the corporation is Allegheny Teledyne Incorporated (hereinafter referred to as the "Corporation").

  TWO: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

  THREE: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

  FOUR: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Six Hundred Fifty Million (650,000,000), consisting of Six Hundred Million (600,000,000) shares of Common Stock, par value ten cents ($.10) per share (the "Common Stock"), and Fifty Million (50,000,000) shares of Preferred Stock, par value ten cents ($.10) per share (the "Preferred Stock"). The term "Voting Stock" shall hereafter refer to all shares of capital stock entitled to vote generally in the election of directors.

  A. Common Stock

  1. Except where otherwise provided by law, by this Restated Certificate of Incorporation, or by resolution of the Board of Directors pursuant to this Article FOUR, the holders of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive voting rights and powers of the capital stock.

  2. Subject to any preferential rights of the Preferred Stock, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends.

  B. Preferred Stock

  The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including but not limited to voting powers, if any), preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

  FIVE: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

      A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

      B. The Board of Directors may adopt, amend or repeal the Bylaws of the Corporation. The stockholders of the Corporation may not adopt, amend or repeal the Bylaws of the Corporation other than by the affirmative vote of 75% of the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Board of Directors of the Corporation ("Voting Power"), voting together as a single class.

      C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

  SIX: The Corporation reserves the right to amend and repeal any provision contained in this Restated Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

  SEVEN: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived any improper personal benefit. No amendment to or repeal of this Article SEVEN shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

  EIGHT: A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C of this Article EIGHT with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

  B. Right to Advancement of Expenses. The right to indemnification conferred in Section A of this Article EIGHT shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section B or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article EIGHT shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

  C. Right of Indemnitee to Bring Suit. If a claim under Section A or B of this Article EIGHT is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement or expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHT or otherwise shall be on the Corporation.

  D. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article EIGHT shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

  E. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

  F. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

  G. Amendment. Any repeal or modification of this Article EIGHT shall not change the rights of any officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

  NINE: The following provisions are inserted for the definition, limitation and regulation of actions of the stockholders of the Corporation:

  A. Action to be Taken at Stockholder Meetings Only. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by the written consent of such stockholders.

  B. Calling of Special Meetings. Special meetings of the stockholders, other than those required by statute, may be called only by the Board of Directors pursuant to a resolution approved by a majority of the directors then in office, the Chairman of the Board or the Chief Executive Officer. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting.

  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice as provided in this Article NINE, Section B, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Article NINE, Clause (B). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by Article NINE, Section C shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventy-fifth day prior to such special meeting or the tenth day following the day on which a public announcement (as defined in subparagraph (e) of Article NINE, Section C) is first made of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

  C. Notice of Nominations and Action to be Taken at an Annual Meeting.

  (a) Nominations of persons for election to the board of directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Article NINE, Section C who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article NINE, Section C.

  (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Article NINE, Section (C), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy-five days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, or in the case of the first annual meeting of the Corporation's stockholders after the Corporation becomes subject to the reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any financial or other interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made,
(1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

  (c) Notwithstanding anything in the second sentence of paragraph (b) of this Article NINE, Section C to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the Corporation at least eighty-five days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Article NINE, Section C shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

  (d) Only such persons who are nominated in accordance with the procedures set forth in this Article NINE, Section C shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article NINE, Section C. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article NINE, Section C and, if any proposed nomination or business is not in compliance with this Article NINE, Section C, to declare that such defective proposed business or nomination shall be disregarded.

  (e) For purposes of this Article NINE, Section C, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

  (f) Notwithstanding the foregoing provisions of this Article NINE, Section C, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article NINE, Section C. Nothing in this Article NINE, Section C shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

  (g) The Bylaws of the Corporation may contain additional provisions not inconsistent with this Article NINE, Section C regarding nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be transacted by the stockholders. Without limiting the category of such provisions which would not be inconsistent with this Article NINE, Section C, a provision in the bylaws of the Corporation which sets forth additional information which must be provided by a stockholder in the notice required by this Article NINE, Section C shall not be deemed to be so inconsistent.

  D. Voting. The stockholders shall not have the right to cumulate their votes in the election of directors.

  TEN: (A) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by the affirmative vote of a majority of the whole Board of Directors. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes: Class I, Class II and Class III. The terms of office of the initial classes of directors shall be as follows: the Class I Directors shall be elected to hold office for a term to expire at the first annual meeting of stockholders after the initial classification of directors; the Class II Directors shall be elected to hold office for a term to expire at the second annual meeting of stockholders after the initial classification of directors; and the Class III Directors shall be elected to hold office for a term to expire at the third annual meeting of stockholders after the initial classification of directors; and in the case of each class, until their respective successors are duly elected and qualified. At each annual meeting of stockholders the directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of stockholders after their election, or until his or her earlier resignation or removal, and until their respective successors are duly elected and qualified.

  (B) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors:

  (a) In case of any increase in the number of directors, the additional director or directors, and in case of any vacancy in the Board of Directors due to death, resignation, removal, disqualification or any other reason, the successors to fill the vacancies, shall be elected only by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director and not by the stockholders, unless otherwise provided by law or by resolution adopted by a majority of the whole Board of Directors.

  (b) Directors appointed in the manner provided in paragraph (a) to newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or any other cause shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which they have been elected expires.

  (c) No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

  (C) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of 75% of the Voting Power, voting together as a single class.

  ELEVEN: In addition to any other considerations which the Board of Directors, any committee thereof or any individual director lawfully may take into account in determining whether to take or refrain from taking corporate action on any matter, including making or declining to make any recommendations to the stockholders of the Corporation, the Board of Directors, any committee thereof or any individual director may in its, his or her discretion consider the long term as well as the short term best interests of the Corporation (including the possibility that these interests may best be served by the continued independence of the Corporation), taking into account and weighing as deemed appropriate the effects of such action on employees, suppliers, distributors and customers of the Corporation and its subsidiaries and the effect upon communities in which the offices or facilities of the Corporation and its subsidiaries are located and any other factors considered pertinent. This Article ELEVEN shall be deemed to grant discretionary authority to the Board of Directors, any committee thereof and each individual director, and shall not be deemed to provide to any specific constituency any right to be considered.

  TWELVE: In addition to the requirements of (i) law and (ii) the other provisions of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of the Corporation entitled to vote shall be required for the adoption or authorization of a Fundamental Change unless the Fundamental Change has been approved at a meeting of the Board of Directors by the vote of more than two-thirds of the incumbent members of the Board of Directors.

  As used in this Article TWELVE, "Fundamental Change" shall mean (1) any merger or consolidation of the Corporation with or into any other corporation,
(2) any sale, lease, exchange, transfer or other disposition, but excluding a mortgage or any other security device, of all or substantially all of the assets of the Corporation, (3) any merger or consolidation of a Significant Shareholder with or into the Corporation or a direct or indirect subsidiary of the Corporation, (4) any sale, lease, exchange, transfer or other disposition to the Corporation or to a direct or indirect subsidiary of the Corporation of any Common Stock of the Corporation held by a Significant Shareholder or any other assets of a Significant Shareholder which, if included with all other dispositions consummated during the same fiscal year of the Corporation by the same Significant Shareholder, would result in dispositions of assets having an aggregate fair value in excess of five percent of the total consolidated assets of the Corporation as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition, (5) any reclassification of Common Stock of the Corporation, or any recapitalization involving Common Stock of the Corporation, consummated within five years after a Significant Shareholder becomes a Significant Shareholder, whereby the number of outstanding shares of Common Stock is reduced or any of such shares are converted into or exchanged for cash or other securities, (6) any dissolution and (7) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Fundamental Change but, notwithstanding anything to the contrary herein, Fundamental Change shall not include any merger pursuant to the Delaware General Corporation Law, as amended from time to time, which does not require a vote of the Corporation's stockholders for approval.

  As used in this Article TWELVE, "Significant Shareholder" shall mean any person who or which beneficially owns a number of shares of Common Stock of the Corporation, whether or not such number includes shares not then outstanding or entitled to vote, which exceeds a number equal to fifteen percent of the outstanding shares of Common Stock of the Corporation entitled to vote, any and all affiliates of such person and any and all associates and family members of such person or any such affiliate.

  THIRTEEN: Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Voting Stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders or at least 75% of the Voting Power, voting together as a single class, shall be required to alter, amend, supplement or repeal, or to adopt any provision inconsistent with the purpose or intent of, paragraph B of Article FIVE and Articles SEVEN, NINE, TEN, ELEVEN, TWELVE or THIRTEEN; provided, however, that no amendment of Article TWELVE shall apply to any person who is a Significant Shareholder at the time of the adoption of such amendment.

                                                                         ANNEX B


  -------------------------------------------------------------------------

                        ALLEGHENY TELEDYNE INCORPORATED

                          AMENDED AND RESTATED BYLAWS

  -------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I OFFICES..........................................................   1
  Section 1. Registered Office.............................................   1
  Section 2. Corporate Headquarters........................................   1
  Section 3. Other Offices.................................................   1
ARTICLE II MEETINGS OF STOCKHOLDERS........................................   1
  Section 1. Place of Meetings.............................................   1
  Section 2. Annual Meeting................................................   1
  Section 3. Special Meetings..............................................   1
  Section 4. Notice of Meetings............................................   1
  Section 5. Quorum; Adjournment...........................................   1
  Section 6. Proxies and Voting............................................   2
  Section 7. Stock List....................................................   2
ARTICLE III BOARD OF DIRECTORS.............................................   2
  Section 1. Duties and Powers.............................................   2
  Section 2. Number and Term of Office.....................................   2
  Section 3. Vacancies.....................................................   3
  Section 4. Meetings......................................................   3
  Section 5. Quorum........................................................   4
  Section 6. Actions of Board Without a Meeting............................   4
  Section 7. Meetings by Means of Conference Telephone.....................   4
  Section 8. Committees....................................................   4
  Section 9. Compensation..................................................   4
  Section 10. Removal......................................................   4
ARTICLE IV OFFICERS........................................................   4
  Section 1. General.......................................................   4
  Section 2. Election; Term of Office......................................   4
  Section 3. Chairman of the Board.........................................   5
  Section 4. Chief Executive Officer.......................................   5
  Section 5. President.....................................................   5
  Section 6. Vice President................................................   5
  Section 7. Secretary.....................................................   5
  Section 8. Assistant Secretaries.........................................   6
  Section 9. Treasurer.....................................................   6
  Section 10. Assistant Treasurers.........................................   6
  Section 11. Other Officers...............................................   6
ARTICLE V STOCK............................................................   6
  Section 1. Form of Certificates..........................................   6
  Section 2. Signatures....................................................   6
  Section 3. Lost Certificates.............................................   6
  Section 4. Transfers.....................................................   7
  Section 5. Record Date...................................................   7
  Section 6. Beneficial Owners.............................................   7
  Section 7. Voting Securities Owned by the Corporation....................   7

                                                                            PAGE
                                                                            ----
ARTICLE VI NOTICES.........................................................   7
  Section 1. Notices.......................................................   7
  Section 2. Waiver of Notice..............................................   7
ARTICLE VII GENERAL PROVISIONS.............................................   8
  Section 1. Dividends.....................................................   8
  Section 2. Disbursements.................................................   8
  Section 3. Corporation Seal..............................................   8
ARTICLE VIII AMENDMENTS....................................................   8

                         AMENDED AND RESTATED BYLAWS
                                      OF
                       ALLEGHENY TELEDYNE INCORPORATED
                    (HEREINAFTER CALLED THE "CORPORATION")

                                   ARTICLE I

                                    OFFICES

  Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

  Section 2. Corporate Headquarters. The corporate headquarters of the Corporation shall be in the City of Pittsburgh, County of Allegheny, Commonwealth of Pennsylvania.

  Section 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

  Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or the officer of the Corporation calling the meeting as authorized by the Corporation's Certificate of Incorporation and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

  Section 2. Annual Meeting. Each annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

  Section 3. Special Meetings. Special meetings of the stockholders, other than those required by statute, may be called only as provided, and for the purposes specified, in the Corporation's Certificate of Incorporation.

  Section 4. Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation. The notice of a special meeting shall also state the purpose or purposes for which the meeting is called.

  Section 5. Quorum; Adjournment. At any meeting of the stockholders, the holders of a majority of all of the voting power of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time without notice other than announcement at the meeting, until a quorum shall be present or represented.

  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

  Section 6. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

  Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation.

  All voting, including on the election of directors but excepting where otherwise provided herein or required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that at the discretion of the chairman of the meeting, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Board of Directors or the chairman of the meeting.

  All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Certificate of Incorporation, all other matters shall be determined by the affirmative vote of the holders of a majority of the shares of stock entitled to vote represented in person or by proxy at the meeting.

  Section 7. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder's name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

  The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                  ARTICLE III

                              BOARD OF DIRECTORS

  Section 1. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

  Section 2. Number and Term of Office. The Board of Directors shall consist of one (1) or more members. The number of directors shall be fixed and may be changed from time to time by resolution duly adopted by a majority of the directors then in office, except as otherwise provided by law or the Certificate of Incorporation. Except as provided in Section 3 of this Article, directors shall be elected by the holders of record of a plurality of the votes cast at the annual meetings of stockholders. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

  The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes: Class I, Class II and Class III. The terms of office of the initial classes of directors shall be as follows: the Class I Directors shall be elected to hold office for a term to expire at the first annual meeting of stockholders after the initial classification of the directors, or until his or her earlier resignation or removal; the Class II Directors shall be elected to hold office for a term to expire at the second annual meeting of stockholders after the initial classification of the directors, or until his or her earlier resignation or removal; and the Class III Directors shall be elected to hold office for a term to expire at the third annual meeting of stockholders after the initial classification of the directors, or until his or her earlier resignation or removal, and in the case of each class, until their respective successors are duly elected and qualified. At each annual meeting of stockholders the directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of stockholders after their election, or until his or her earlier resignation or removal, and until their respective successors are duly elected and qualified. This paragraph of Article III, Section 2 is also contained in Article TEN, Section A of the Corporation's Certificate of Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time the comparable Certificate Article is altered, amended or repealed.

  Section 3. Vacancies. Except as otherwise fixed pursuant to the provisions of Article FOUR of the Corporation's Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors:

  (a) In case of any increase in the number of directors, the additional director or directors, and in case of any vacancy in the Board of Directors due to death, resignation, removal, disqualification or any other reason, the successors to fill the vacancies, shall be elected by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director.

  (b) Directors appointed in the manner provided in paragraph (a) to newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or any other cause shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which they have been elected expires.

  (c) No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

  This Article III, Section 3 is also contained in Article TEN, Section B of the Corporation's Certificate of Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time the comparable Certificate Article is altered, amended or repealed.

  Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary to be given the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or facsimile transmission on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 2 of Article VI of these Bylaws.

  Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

  Section 6. Actions of Board Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

  Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

  Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any committee, to the extent allowed by law and provided in the Bylaw or resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

  Section 9. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation and expense reimbursement of directors including the authority to fix the compensation and expense reimbursement of members of special or standing committees and the chairmen of such committees. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

  Section 10. Removal. Any director or directors may be removed from office only as provided in the Corporation's Certificate of Incorporation.

                                  ARTICLE IV

                                   OFFICERS

  Section 1. General. The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, and a President, such number of Vice Presidents as the Board of Directors shall elect from time to time (one or more of whom may be designated Executive Vice Presidents), a Secretary, a Treasurer (or a position with the duties and responsibilities of a Treasurer) and such other officers and assistant officers (if any) as the Board of Directors may from time to time appoint. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

  Section 2. Election; Term of Office. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect a Chairman of the Board or a President, or both, a Secretary and a Treasurer

(or a position with the duties and responsibilities of a Treasurer), and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors together with the powers and duties customarily exercised by such officer; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may at any time, with or without cause, by the affirmative vote of a majority of directors then in office, remove any officer.

  Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time. The Board of Directors may also designate one of its members as Vice Chairman of the Board. The Vice Chairman of the Board shall, during the absence or inability to act of the Chairman of the Board, have the powers and perform the duties of the Chairman of the Board, and shall have such other powers and perform such other duties as shall be prescribed from time to time by the Board of Directors.

  Section 4. Chief Executive Officer. The Chief Executive Officer shall have general charge and control over the affairs of the Corporation, subject to the direction of the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried out, shall report thereon to the Board of Directors, and shall have such other powers and perform such other duties as shall be prescribed from time to time by the Board of Directors. In the absence of the Chairman of the Board or the Vice Chairman of the Board (if any) or in the event of the inability of or refusal to act by the Chairman of the Board or the Vice Chairman of the Board (if any), or if the Board has not designated a Chairman or Vice Chairman, the Chief Executive Officer (if a member of the Board of Directors) shall perform the duties of the Chairman of the Board, and when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board.

  Section 5. President. The President shall have general and active management of the business of the Corporation, subject to the direction of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these Bylaws or the Board of Directors.

  Section 6. Vice President. In the absence of the President or in the event of inability of or refusal to act by the President, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The vice presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

  Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be except as otherwise provided in the Bylaws of the Corporation or by resolution of the Board of Directors.

  Section 8. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Secretary, and in the absence of the Secretary or in the event of the inability of or refusal to act by the Secretary, the Assistant Secretary (or if there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board of Directors or in the absence of any designation, then in order of their election) shall have the authority to perform all functions of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

  Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements. The Treasurer shall, when and if required by the Board of Directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Treasurer. The Treasurer shall have such other powers and perform such other duties as the Board of Directors or the President shall from time to time prescribe.

  Section 10. Assistant Treasurers. Except as may be otherwise provided in these Bylaws, Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Treasurer, and in the absence of the Treasurer or in the event of the inability of or refusal to act by the Treasurer, the Assistant Treasurer (or if there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board of Directors or in the absence of any designation, then in the order of their election) shall have the authority to perform all functions of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

  Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE V

                                     STOCK

  Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman of the Board or the President or a Vice President, and
(ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

  Section 2. Signatures. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

  Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

  Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

  Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

  Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

  Section 7. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President, any Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                  ARTICLE VI

                                    NOTICES

  Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile transmission, telex or cable or by overnight delivery or courier service and such notice shall be deemed to be given at the time of receipt thereof if given personally or at the time of transmission thereof if given by telegram, facsimile transmission, telex or cable.

  Section 2. Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member or a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE VII

                              GENERAL PROVISIONS

  Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by any Committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

  Section 2. Disbursements. All notes, checks, drafts and orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the Board of Directors may from time to time designate.

  Section 3. Corporation Seal. The corporate seal, if the Corporation shall have a corporate seal, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 ARTICLE VIII

                                  AMENDMENTS

  Except as otherwise specifically stated within an Article to be altered, amended or repealed, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.

                                                                        ANNEX C

DIRECTORS OF ATI:

  Initial Directors of ATI:

    Richard P. Simmons
    Robert P. Bozzone
    Arthur H. Aronson
    Paul S. Brentlinger
    C. Fred Fetterolf
    Thomas Marshall
    W. Craig McClelland
    Charles J. Queenan, Jr.
    James E. Rohr
    Frank V. Cahouet
    Diane C. Creel
    William G. Ouchi
    George A. Roberts
    William P. Rutledge
    Fayez Sarofim
    Henry E. Singleton

  Ms. Creel, Messrs. Fetterolf, Marshall and Simmons and Dr. Singleton will be members of a class that will serve an initial term expiring at the first annual meeting of stockholders of ATI to be held after the Effective Time; Messrs. Aronson, Brentlinger, Rohr and Sarofim and Drs. Ouchi and Roberts will be members of a class that will serve an initial term expiring at the second annual meeting of stockholders of ATI to be held after the Effective Time; and Messrs. Bozzone, Cahouet, McClelland, Queenan and Rutledge will be members of a class that will serve an initial term expiring at the third annual meeting of stockholders of ATI to be held after the Effective Time.

  If, prior to the Effective Time, any of Messrs. Simmons, Bozzone, Aronson, Brentlinger, Fetterolf, Marshall, McClelland, Queenan or Rohr shall die or otherwise be unable or unwilling to serve, then a substitute for each such person shall be named by ALC. If, prior to the Effective Time, any of Ms. Creel or Messrs. Cahouet, Rutledge or Sarofim, or Drs. Ouchi, Roberts or Singleton shall die or otherwise be unable or unwilling to serve, then a substitute for each such person shall be named by TI.

OFFICERS OF ATI:

  Chairman of the Board and Chairman of the Executive Committee: Richard P. Simmons
  Vice Chairman of the Board: Robert P. Bozzone
  President and Chief Executive Officer: William P. Rutledge
  Executive Vice President: Arthur H. Aronson
  Senior Vice President and Chief Financial Officer: James L. Murdy
  Vice President--General Counsel and Secretary: Jon D. Walton

                                                                        ANNEX D

                         [FORM OF AFFILIATE AGREEMENT]

                                                              , 1996

Allegheny Teledyne Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222

Ladies and Gentlemen:

  The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of Allegheny Ludlum Corporation, a Pennsylvania corporation ("ALC"), or Teledyne, Inc., a Delaware corporation ("TI"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger and Combination, dated as of April 1, 1996 (the "Agreement"), among Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), ALC, ALS Merger Corporation, a Pennsylvania corporation, TI and TDY Merger, Inc., a Delaware corporation, at the Effective Time (as defined in the Agreement) ALC and TI will each become a wholly owned subsidiary of ATI.

  As a result of the Combination (as defined in the Agreement), the undersigned may receive shares of Common Stock, par value $0.10 per share ("ATI Common Stock"), of ATI. The undersigned would receive such shares in exchange for shares of Common Stock, par value $0.10 per share, of ALC or shares of Common Stock, par value $1.00 per share, of TI owned by the undersigned.

  The undersigned hereby represents and warrants to, and covenants with, ATI that in the event the undersigned receives any ATI Common Stock in the
Combination:

    (A) The undersigned shall not make any sale, transfer or other disposition of the ATI Common Stock in violation of the Act or the Rules and Regulations.

    (B) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the ATI Common Stock, to the extent the undersigned has felt it necessary, with the undersigned's counsel.

    (C) The undersigned has been advised that the issuance of shares of ATI Common Stock to the undersigned in the Combination has been registered under the Act by a Registration Statement on Form S-4. However, the undersigned has also been advised that because (i) at the time of the Combination's submission for a vote of the stockholders of ALC or TI the undersigned may be deemed an affiliate of ALC or TI, as the case may be, and (ii) the distribution by the undersigned of the ATI Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of ATI Common Stock issued to the undersigned in the Combination unless (a) such sale, transfer or other disposition has been registered under the Act, (b) such sale, transfer or other disposition is made in conformity with the volume and other applicable limitations imposed by Rule 145 under the Act, or (c) in the opinion of counsel reasonably acceptable to ATI, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

Allegheny Teledyne Incorporated
       , 1996
Page 2

    (D) The undersigned understands that ATI will be under no obligation to register the sale, transfer or other disposition of the ATI Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

    (E) The undersigned understands that stop transfer instructions will be given to ATI's transfer agent with respect to the ATI Common Stock owned by the undersigned and that there may be placed on the certificates for the ATI Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

      "The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in
    accordance with the terms of a letter agreement dated     , 1996, a
    copy of which agreement is on file at the principal offices of Allegheny Teledyne Incorporated."

    (F) The undersigned also understands that unless the transfer by the undersigned of the undersigned's ATI Common Stock has been registered under the Act or is a sale made in conformity with the provisions of this letter, ATI reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of shares from the undersigned:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

  It is understood and agreed that the legend set forth in paragraph E or F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to ATI (i) a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance reasonably satisfactory to ATI to the effect that such legend is not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.

Allegheny Teledyne Incorporated
       , 1996
Page 3

  The undersigned further represents and warrants to, and covenants with, ATI that the undersigned did not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer or otherwise dispose of any shares of the Common Stock of either ALC or TI held by the undersigned, and that the undersigned will not sell, transfer or otherwise dispose of the ATI Common Stock received by the undersigned in the Combination until after such time as results covering at least 30 days of combined operations of ALC and TI have been published by ATI within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

                                                    Very truly yours,

Acknowledged this   day of     , 1996.

ALLEGHENY TELEDYNE INCORPORATED

By:
  -------------------------------
  Name:

                                                                         ANNEX E

                        ALLEGHENY TELEDYNE INCORPORATED

                              1996 INCENTIVE PLAN

                                   ARTICLE I

                        PURPOSE AND ADOPTION OF THE PLAN

  1.01 PURPOSE. The purpose of the Allegheny Teledyne Incorporated 1996 Incentive Plan (hereinafter referred to as the "Plan") is to assist in attracting and retaining highly competent employees, to act as an incentive in motivating selected officers and other key employees of Allegheny Teledyne Incorporated and its Subsidiaries to achieve long-term corporate objectives and to enable cash incentive awards to qualify as performance-based for purposes of the tax deduction limitations under Section 162(m) of the Code.

  1.02 ADOPTION AND TERM. The Plan has been approved by the Board of Directors of Allegheny Teledyne Incorporated, to be effective as of the effective date of the transactions described in the Amended and Restated Agreement and Plan of Merger and Combination, dated as of April 1, 1996, by and among Allegheny Teledyne Incorporated, Allegheny Ludlum Corporation, ALS Merger Corporation, Teledyne, Inc. and TDY Merger, Inc. (the "Effective Date"), but is subject to the approval of the stockholders of Allegheny Ludlum Corporation and Teledyne, Inc. The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Incentive Stock Option may be granted hereunder after the tenth anniversary of the Effective Date and the provisions of Articles VII, VIII, IX and X with respect to performance-based awards to "covered employees" under Section 162(m) of the Code shall expire as of the fifth anniversary of the Effective Date.

                                   ARTICLE II

                                  DEFINITIONS

  For the purpose of this Plan, capitalized terms shall have the following meanings:

  2.01 AWARD means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares described in Article VII, Performance Awards described in Article VIII, Awards of cash or any other Award made under the terms of the Plan.

  2.02 AWARD AGREEMENT means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

  2.03 AWARD PERIOD means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

  2.04 BENEFICIARY means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.

  2.05 BOARD means the Board of Directors of the Company.

  2.06 CHANGE IN CONTROL means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

    (a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board;

    (b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date; provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

    (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

    (d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all the assets of the Company.

  2.07 CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

  2.08 COMMITTEE means the Committee defined in Section 3.01.

  2.09 COMPANY means Allegheny Teledyne Incorporated, a Delaware corporation, and its successors.

  2.10 COMMON STOCK means Common Stock of the Company, par value $.10 per share.

  2.11 COMPANY VOTING SECURITIES means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

  2.12 DATE OF GRANT means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

  2.13 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

  2.14 EXERCISE PRICE means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

  2.15 FAIR MARKET VALUE means, on any date, the average of the high and low quoted sales prices of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported.

  2.16 INCENTIVE STOCK OPTION means a stock option within the meaning of
Section 422 of the Code.

  2.17 MERGER means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

  2.18 NON-QUALIFIED STOCK OPTION means a stock option which is not an Incentive Stock Option.

  2.19 OPTIONS means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

  2.20 OUTSTANDING COMMON STOCK means, at any time, the issued and outstanding shares of Common Stock.

  2.21 PARTICIPANT means a person designated to receive an Award under the Plan in accordance with Section 5.01.

  2.22 PERFORMANCE AWARDS means Awards granted in accordance with Article
VIII.

  2.23 PERFORMANCE GOALS means operating income, operating profit (earnings from continuing operations before interest and taxes), earnings per share, return on investment or working capital, return on stockholders' equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), reductions in inventory, inventory turns and on-time delivery performance, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual's job responsibilities.

  2.24 PLAN means the Allegheny Teledyne Incorporated 1996 Incentive Plan as described herein, as the same may be amended from time to time.

  2.25 PURCHASE PRICE, with respect to Options, shall have the meaning set forth in Section 6.01(b).

  2.26 RESTORATION OPTION means a Non-Qualified Stock Option granted pursuant to Section 6.01(f).

  2.27 RESTRICTED SHARES means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

  2.28 RETIREMENT means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates.

  2.29 RULE 16B-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

  2.30 STOCK APPRECIATION RIGHTS means Awards granted in accordance with
Article VI.

  2.31 SUBSIDIARY means a subsidiary of the Company within the meaning of
Section 424(f) of the Code.

  2.32 TERMINATION OF EMPLOYMENT means the voluntary or involuntary termination of a Participant's employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

                                  ARTICLE III

                                ADMINISTRATION

  3.01 COMMITTEE. The Plan shall be administered by a committee of the Board ("Committee") comprised of at least two persons. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, to cancel Awards (including those made pursuant to other plans of the Company) and to substitute new Options for previously awarded Options which, at the time of such substitution, have an exercise price in excess of the Fair Market Value of the underlying Common Stock (including options granted under other incentive compensation programs of the Company) with the consent of the recipient, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee and/or designated officers or employees of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. The selection of members of the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time.

                                  ARTICLE IV

                                    SHARES

  4.01 NUMBER OF SHARES ISSUABLE. The total number of shares initially authorized to be issued under the Plan shall be 9,000,000 shares of Common Stock. The number of shares available for issuance under the Plan shall be further subject to adjustment in accordance with Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company.

  4.02 SHARES SUBJECT TO TERMINATED AWARDS. Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article VI, Common Stock forfeited as provided in Section 7.02(a) and Common Stock subject to any Awards which are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Common Stock subject to Options, or portions thereof, which have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, but Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

                                   ARTICLE V

                                 PARTICIPATION

  5.01 ELIGIBLE PARTICIPANTS. Participants in the Plan shall be such officers and other key employees of the Company and its Subsidiaries, whether or not members of the Board, as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Notwithstanding any provision herein to the contrary, the Committee may grant Awards under the Plan, other than Incentive Stock

Options, to non-employees who, in the judgment of the Committee, render significant services to the Company or any of its Subsidiaries, on such terms and conditions as the Committee deems appropriate and consistent with the intent of the Plan. Subject to adjustment in accordance with Section 11.07, in any calendar year, no Participant shall be granted Awards in respect of more than 750,000 shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other grants of Common Stock or rights with respect thereto) and $3,000,000 in cash.

                                  ARTICLE VI

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01 OPTION AWARDS.

    (A) GRANT OF OPTIONS. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

    (B) PURCHASE PRICE OF OPTIONS. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that the Purchase Price of the Common Stock purchased pursuant to Options designated by the Committee as Incentive Stock Options shall be equal to or greater than the Fair Market Value on the Date of Grant as required under Section 422 of the Code.

    (C) DESIGNATION OF OPTIONS. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.

    (D) INCENTIVE STOCK OPTION SHARE LIMITATION. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

    (E) RIGHTS AS A SHAREHOLDER. A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

    (F) RESTORATION OPTIONS UPON THE EXERCISE OF A NON-QUALIFIED STOCK OPTION. In the event that any Participant delivers to the Company, or has withheld from the shares otherwise issuable upon the exercise of a Non-Qualified Stock Option, shares of Common Stock in payment of the Purchase Price of any Non-Qualified Stock Option granted hereunder in accordance with Section 6.04, the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such Participant. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of shares of Common Stock equal to the number of such shares so delivered or withheld upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, delivered or withheld to the Corporation to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Restoration Option shall have a per share Purchase Price of not less than 100% of the per share Fair Market Value of the Common Stock on the date of grant of such Restoration Option, a term not longer than the remaining term of the original Option at the time of exercise thereof, and such other terms and conditions as the Committee in its sole discretion shall determine.

  6.02 STOCK APPRECIATION RIGHTS.

    (A) STOCK APPRECIATION RIGHT AWARDS. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

    (B) EXERCISE PRICE. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option. Upon exercise of Stock Appreciation Rights granted in tandem with Options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

    (C) PAYMENT OF INCREMENTAL VALUE. Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

  6.03 TERMS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

    (A) CONDITIONS ON EXERCISE. An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

    (B) DURATION OF OPTIONS AND STOCK APPRECIATION RIGHTS. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

      (i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

      (ii) Termination of the Award as provided in Section 6.03(e), following the Participant's Termination of Employment; or

      (iii) In the case of an Incentive Stock Option, ten years from the Date of Grant; or

      (iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

    (C) ACCELERATION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right prior to the time such Option or Stock Appreciation Right would otherwise become exercisable under the terms of the Award Agreement.

    (D) EXTENSION OF EXERCISE TIME. In addition to the extensions permitted under Section 6.03(e) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit any Option or Stock Appreciation Right granted under this Plan to be exercised after its expiration date described in Section 6.03(e), subject, however, to the limitations described in Section 6.03(b)(i), (iii), and (iv).

    (E) EXERCISE OF OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

    (I) TERMINATION OF VESTED OPTIONS AND STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

      (A) TERMINATION. In the event of Termination of Employment of a Participant other than by reason of death, disability or Retirement, the right of the Participant to exercise the Option or Stock Appreciation Right under the Plan shall terminate on the 90th day (or, if such day is not a business day, the next business day) after the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.03(d) or Section 6.03(e)(ii) applies. In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv).

      (B) DISABILITY OR RETIREMENT. In the event of a Participant's Termination of Employment by reason of disability or Retirement, the right of the Participant to exercise the Options or Stock Appreciation Rights which he or she was entitled to exercise upon Termination of Employment (or which became exercisable at a later date pursuant to Section 6.03(e)(ii)) shall terminate two years after the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.03(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv).

      (C) DEATH. In the event of the death of a Participant while employed by the Company or a Subsidiary or within the additional period of time from the date of the Participant's Termination of Employment and prior to the expiration of the Option or Stock Appreciation Right as may be permitted in Section 6.03(e)(i)(B) or Section 6.03(d) above, to the extent the right to exercise the Option or Stock Appreciation Right accrued as of the date of such Termination of Employment and did not expire during such additional period and prior to the Participant's death, the right of the Participant's Beneficiary to exercise the Option or Stock Appreciation Right under the Plan shall terminate upon the expiration of three years from the date of the Participant's death (but in no event more than two years from the date of the Participant's Termination of Employment by reason of disability or Retirement), unless the exercise period is extended by the Committee in accordance with Section 6.03(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv).

    (II) TERMINATION OF UNVESTED OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT. Subject to Section 6.03(c), (i) to the extent the right to exercise an Option or a Stock Appreciation Right granted to an employee of the Company or any of its Subsidiaries, or any portion thereof, has not accrued as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment and (ii) to the extent the right to exercise an Option or a Stock Appreciation Right granted to a non-employee, or any portion thereof, has not accrued as of the date on which such non-employee ceases, in the judgment of the Committee, to render significant services to the Company or any of the Subsidiaries such right shall expire at the date of such cessation. Notwithstanding the foregoing, the unvested Options and Stock Appreciation Rights of a Participant who terminates employment and who continues to render significant services to the Company or any of its Subsidiaries after his or her Termination of Employment shall continue to vest during the period in which the individual continues to render such services.

  6.04 EXERCISE PROCEDURES. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement on or before the close of business on the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Common Stock may be issued directly to the Participant's broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

  6.05 CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control, and all Stock Appreciation Rights shall become immediately and fully exercisable. The provisions of this
Section 6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

                                  ARTICLE VII

                               RESTRICTED SHARES

  7.01 RESTRICTED SHARE AWARDS. The Committee may grant to any Participant an Award of Common Stock in such number of shares, and on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares to "covered employees" (as defined in Section 162(m) of the Code), performance targets will be limited to specified levels of one or more of the Performance Goals. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

    (A) ISSUANCE OF RESTRICTED SHARES. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.01(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.01(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

    (B) SHAREHOLDER RIGHTS. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in
  Section 7.01(a), the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.01(a).

    (C) RESTRICTION ON TRANSFERABILITY. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code except to the extent that Section 16 of the Exchange Act limits a participant's right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

    (D) DELIVERY OF SHARES UPON VESTING. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of
  Section 7.03, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

  7.02 TERMS OF RESTRICTED SHARES.

    (A) FORFEITURE OF RESTRICTED SHARES. Subject to Sections 7.02(b) and 7.03, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

    (B) WAIVER OF FORFEITURE PERIOD. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

  7.03 CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificate or certificates for such shares in accordance with Section 7.01(d).

                                 ARTICLE VIII

                              PERFORMANCE AWARDS

  8.01 PERFORMANCE AWARDS.

    (A) AWARD PERIODS AND CALCULATIONS OF POTENTIAL INCENTIVE AMOUNTS. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

    (B) PERFORMANCE TARGETS. The performance targets may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to "covered employees" (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

    (C) EARNING PERFORMANCE AWARDS. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets.

    (D) PAYMENT OF EARNED PERFORMANCE AWARDS. Subject to the requirements of
  Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

  8.02 TERMS OF PERFORMANCE AWARDS.

    (A) TERMINATION OF EMPLOYMENT. Unless otherwise provided below or in
  Section 8.03, in the case of a Participant's Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards.

    (B) RETIREMENT. If a Participant's Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Awards, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under Subsection (d).

    (C) DEATH OR DISABILITY. If a Participant's Termination of Employment is due to death or disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant's personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under Subsection (d).

    (D) PRO-RATA PAYMENT. The amount of any payment made to a Participant whose employment is terminated by Retirement, death or disability (under circumstances described in Subsections (b) and (c)) will be the amount determined by multiplying the amount of the Performance Award which would have been earned, determined at the end of the Award Period, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period under this Section 8.02 shall be made at the end of the respective Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant as provided under Section 8.01(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section.

    (E) OTHER EVENTS. Notwithstanding anything to the contrary in this
  Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant) and subject to such terms and conditions as the Committee shall deem appropriate.

  8.03 CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable to all Participants and shall be paid to Participants, in accordance with Section 8.01(d), within 30 days after such Change in Control.

                                  ARTICLE IX

                           OTHER STOCK-BASED AWARDS

  9.01 GRANT OF OTHER STOCK-BASED AWARDS. Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of cash, Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

  9.02 TERMS OF OTHER STOCK-BASED AWARDS. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this
Article IX shall be subject to the following:

    (a) Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

    (b) If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

    (c) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Employment prior to the exercise, realization or payment of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

  9.03 FOREIGN QUALIFIED AWARDS. Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

                                   ARTICLE X

                       SHORT-TERM CASH INCENTIVE AWARDS

  10.01 ELIGIBILITY. Executive officers of the Company who are from time to time determined by the Committee to be "covered employees" for purposes of
Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.

  10.02 AWARDS.

    (A) PERFORMANCE TARGETS. For each fiscal year of the Company after fiscal year 1996, the Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered "preestablished" for purposes of
  Section 162(m) of the Code.

    (B) AMOUNTS OF AWARDS. In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants' salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under
  Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

    (C) PAYMENT OF AWARDS. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year.

    (D) NEGATIVE DISCRETION. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

    (E) GUIDELINES. The Committee shall adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

    (F) NON-EXCLUSIVE ARRANGEMENT. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

                                  ARTICLE XI

          TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

  11.01 PLAN PROVISIONS CONTROL AWARD TERMS. Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

  11.02 AWARD AGREEMENT. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

  11.03 MODIFICATION OF AWARD AFTER GRANT. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

  11.04 LIMITATION ON TRANSFER. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

  11.05 TAXES. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

    (a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or
  (iii) by a combination of shares and cash.

    (b) The Committee shall have the discretion as to any Award, to cause the Company to pay to tax authorities for the benefit of any Participant, or to reimburse such Participant for the individual taxes which are due on the grant, exercise or vesting of any share Award, or the lapse of any restriction on any share Award (whether by reason of a Participant's filing of an election under Section 83(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.

    (c) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

  11.06 SURRENDER OF AWARDS. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.

  11.07 ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

    (A) RECAPITALIZATION. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

    (B) MERGER. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Options or receipt of other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation's stock for such outstanding Awards. In the event the Acquiring Corporation fails to assume or substitute for such outstanding Awards, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 11.07(b) shall be conditioned upon the consummation of the Merger. Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

    (C) OPTIONS TO PURCHASE SHARES OR STOCK OF ACQUIRED COMPANIES. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

  11.08 NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

  11.09 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

  11.10 GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

  11.11 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

  11.12 COMPLIANCE WITH RULE 16B-3. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

  11.13 CAPTIONS. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

  11.14 SEVERABILITY. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

  11.15 AMENDMENT AND TERMINATION.

    (A) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of shareholders of the Company, make any amendment which requires shareholder approval under Rule 16b-3 or the Code, unless such compliance is no longer desired under Rule 16b-3, the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

    (B) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

  11.16 SPECIAL PROVISION RELATING TO CERTAIN STOCK ISSUANCES. Notwithstanding anything to the contrary contained in this Plan, shares of Common Stock authorized to be issued under this Plan may be issued to pay awards made under the Performance Share Plan for Key Employees of Allegheny Ludlum Corporation and Subsidiaries (As Amended and Restated) (the "Allegheny Ludlum Performance Plan") and the Teledyne, Inc. Senior Executive Performance Plan (the "Teledyne SEP Plan"). All decisions with respect to the making of awards, and the payment of such awards in shares of Common Stock, under the Allegheny Ludlum Performance Plan or the Teledyne SEP Plan (each a "Subsidiary Plan") shall be made by the body in whom the power to administer the applicable Subsidiary Plan is vested from time to time and shall be complied with by the Committee and the Company. All shares of Common Stock issued in payment of an award under either Subsidiary Plan shall be governed exclusively by the terms of such award, and any terms of this Plan inconsistent therewith shall be inapplicable to such shares.

                                                                        ANNEX F

                       ALLEGHENY TELEDYNE INCORPORATED
              1996 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

ARTICLE I. GENERAL

  1.01 Purpose. It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting, retaining and providing an incentive to Non-Employee Directors through the acquisition of a proprietary interest in the Company and an increased personal interest in its performance. This purpose will be served by providing an opportunity for Non-Employee Directors to elect to receive Stock Options and/or Common Stock in lieu of Director's Fees, the automatic payment of a portion of the Director's Retainer Fee Payment in the form of Common Stock to those Non-Employee Directors not electing to receive such portion in the form of Stock Options and/or Common Stock and granting each Non-Employee Director annually an option covering 1,000 shares of Common Stock.

  1.02 Adoption and Term. The Plan has been approved by the Board and, subject to approval by the stockholders of Allegheny Ludlum Corporation and Teledyne, Inc., respectively, shall become effective as of the Effective Date (as hereinafter defined). The Plan shall terminate without further action upon the earlier of (a) the tenth anniversary of the Effective Date, and (b) the first date upon which no shares of Common Stock remain available for issuance under the Plan.

  1.03 Definitions. As used herein the following terms have the following meanings:

  (a) "Annual Options" means the Stock Options issuable under Section 4.04(a) of the Plan.

  (b) "Board" means the Board of Directors of the Company.

  (c) "Code" means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

  (d) "Common Stock" means the common stock, par value $0.10 per share, of the Company.

  (e) "Company" means Allegheny Teledyne Incorporated, a Delaware corporation, and any successor thereto.

  (f) "Compensation Year" means each calendar year or portion thereof during which the Plan is in effect.

  (g) "Director" means a member of the Board.

  (h) "Director's Fees" means the Director's Retainer Fee Payments and the Director's Meeting Fee Payments.

  (i) "Director's Meeting Fee Payment" means the dollar value of the fees which the Non-Employee Director would be entitled to receive for attending meetings of the Board or any committee of the Board or for serving as the chair of the Board or any committee of the Board.

  (j) "Director's Retainer Fee Payment" means the dollar value of that portion of the annual retainer fee payable by the Company to a Non-Employee Director as of a particular Quarterly Payment Date, as established by the Board and in effect from time to time.

  (k) "Effective Date" means the date on which the "Effective Time" occurs. The term "Effective Time" shall have the meaning set forth in the Amended and Restated Agreement and Plan of Merger and Combination, dated as of April 1, 1996, by and among the Company, Allegheny Ludlum Corporation, ALS Merger Corporation, Teledyne, Inc. and TDY Merger, Inc.

  (l) "Employee" means any employee of the Company or an affiliate.

  (m) "Fair Market Value" means, as of any given date, the average of the high and low trading prices of the Common Stock on such date as reported on the New York Stock Exchange, or, if the Common

      Stock is not then traded on the New York Stock Exchange, on such other national securities exchange on which the Common Stock is admitted to trade, or, if none, on the National Association of Securities Dealers Automated Quotation System if the Common Stock is admitted for quotation thereon; provided, however, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading.

  (n) "Meeting Fee Options" means the Stock Options issuable under Section 4.04(c) of the Plan.

  (o) "Non-Employee Director" means a Director who is not an Employee.

  (p) "Non-Employee Director Notice" means a written notice delivered in accordance with Section 4.02.

  (q) "Plan" means this Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock Compensation Plan, as it may hereafter be amended from time to time.

  (r) "Quarterly Payment Date" means each of the quarterly dates on which the Director's Fee Payment is paid by the Company.

  (s) "Retainer Fee Options" means the Stock Options issuable under Section 4.04(b) of the Plan.

  (t) "Stock Options" means options to purchase shares of Common Stock of the Company issuable hereunder.

  1.04 Shares Subject to the Plan. The shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock or treasury shares and, subject to adjustment as provided in Section 5.01 hereof, the aggregate amount of such stock which may be issued or subject to Stock Options issued hereunder shall not exceed 700,000. If any Stock Option granted under the Plan shall expire or terminate for any reason, without having been exercised or vested in full, as the case may be, the unpurchased shares subject thereto shall again be available for issuance under the Plan. Stock Options granted under the Plan will not be qualified as "incentive stock options" under Section 422 of the Code.

ARTICLE II. ADMINISTRATION

  2.01 The Board. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall interpret the Plan, promulgate, amend, and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Notwithstanding the foregoing, the Board shall have or exercise no discretion with respect to the selection of persons eligible to participate hereunder, the determination of the number of shares of Common Stock or number of Stock Options issuable to any person or any other aspect of Plan administration with respect to which such discretion is not permitted in order for grants of shares of Common Stock and Stock Options to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

ARTICLE III. PARTICIPATION

  3.01 Participants. Each Non-Employee Director shall participate in the Plan on the terms and conditions hereinafter set forth.

ARTICLE IV. PAYMENT OF DIRECTOR'S FEES

  4.01 General. The Director's Retainer Fee Payment shall be paid to each Non-Employee Director, as of each Quarterly Payment Date, as set forth in the Plan and subject to such other payment policies and procedures as the Board may establish from time to time. Director's Meeting Fee payments shall be paid reasonably promptly following the date of the meeting to which such payments relate. If for the applicable Compensation Year such Non-Employee Director has not made an election to receive Stock Options or Common Stock in lieu of at least one-fourth (1/4) of the Director's Retainer Fee Payment pursuant to Section 4.02, three-fourths (3/4) of the Director's Retainer Fee Payment shall be paid in cash and one-fourth (1/4) of the Director's Retainer Fee Payment shall be paid in the form of Common Stock.

  4.02 Non-Employee Director Notice. Non-Employee Directors may file with the Committee or its designee at least six months prior to the commencement of a Compensation Year, and at such other times as the Board may approve, a Non-Employee Director Notice electing to receive (a) a specified portion (but not below twenty five percent (25%)) of his or her Director's Retainer Fee Payment in the form of Stock Options and/or Common Stock, and/or (b) a specified portion of his or her Director's Meeting Fee Payment in the form of Stock Options and/or Common Stock. Notwithstanding the foregoing, elections to receive Common Stock or Stock Options may be made at any time during a Compensation Year so long as such elections are made irrevocably at least six months in advance of receiving the corresponding Common Stock or Stock Options or otherwise as the Board may permit and (i) the director making such election became a Non-Employee Director less than six months before the commencement of the subject Compensation Year, or (ii) such elections relate to the Common Stock or Stock Options for service in calendar years 1996 and 1997. In the case of such irrevocable election, the Common Stock and/or Stock Options shall be granted at the later of (i) the first business day which is six months and one day after the date of the director's election to receive a Common Stock or Stock Option or (ii) the date on which Stock Options or shares of Common Stock otherwise would be issued.

 4.03 Conversion to Shares.

  (a) Director's Retainer Fee Payment. Each Non-Employee Director who pursuant to Section 4.01 or 4.02 is to receive Common Stock as part of his or her Director's Retainer Fee Payment with respect to a Compensation Year and who is elected or reelected or is a continuing Non-Employee Director as of the date of commencement of such Compensation Year and as of the applicable Quarterly Payment Date, shall receive as of each Quarterly Payment Date during such Compensation Year a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of the Director's Retainer Fee Payment to be paid in the form of Common Stock by (ii) the Fair Market Value of the Common Stock per share on such Quarterly Payment Date. Cash shall be paid in lieu of any fractional shares.

  (b) Director's Meeting Fee Payment. Each Non-Employee Director who has duly filed a Non-Employee Director Notice in accordance with Section 4.02 with respect to a Compensation Year and elected to receive all or any portion of the Director's Meeting Fee Payment in the form of Common Stock shall receive on the first business day in January of the next following Compensation Year a number of shares of Common Stock equal to the quotient obtained by dividing
(i) the amount of the Director's Meeting Fee Payment for the Compensation Year to be paid in the form of Common Stock by (ii) the Fair Market Value of the Common Stock per share on the day immediately preceding the date of issuance of such Common Stock. Cash shall be paid in lieu of any fractional shares.

 4.04 Stock Options.

  (a) Annual Option Grants. Conditioned on the occurrence of the Effective Time, an Annual Option covering 1,000 shares of Common Stock is hereby granted to each Non-Employee Director as of (and with the date of grant for all purposes of the Plan being), the first trading day for Common Stock following the Effective Date. Thereafter, an Annual Option covering 1,000 shares of Common Stock will be granted to each Non-Employee Director automatically at the conclusion of each Company annual meeting. If, after the date of adoption of this Plan, a director first becomes a Non-Employee Director on a date other than an annual meeting date, an Annual Option covering 1,000 shares of Common Stock will be granted to such director on his or her first date of Board service. The purchase price of the Common Stock covered by each Annual Option will be the Fair Market Value of a share of Common Stock as of the date of grant of the Annual Option.

  (b) Retainer Fees Options. Retainer Fees Options for a Compensation Year will be granted on January 2 of such Compensation Year (or if such January 2 is not a business day, on the next succeeding business day) for service during such Compensation Year. The number of shares of Common Stock to be subject to a Retainer Fees Option shall be equal to the nearest number of whole shares determined by multiplying the Fair Market Value of a share of Company Common Stock on the date of grant by 0.3333 and dividing the result into the portion of the Director's Retainer Fee Payment elected to be received as Stock Options by the Non-Employee Director for the Compensation Year. The purchase price of each share covered by each Retainer Fee Option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Retainer Fee Option multiplied by 0.6666.

  (c) Meeting Fee Options. Meeting Fee Options for a Compensation Year will be granted on January 2 of the next following Compensation Year (or if such January 2 is not a business day, on the next succeeding business day) after the conclusion of the Compensation Year. The number of shares of Common Stock to be subject to a Meeting Fee Option shall be equal to the nearest number of whole shares determined by multiplying the Fair Market Value of a share of Company Common Stock on the date of grant by 0.3333 and dividing the result into the portion of the Director's Meeting Fee Payment elected to be received as Stock Options by the Non-Employee Director. The purchase price of each share covered by each Meeting Fee Option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Meeting Fee Option multiplied by 0.6666.

  (d) Duration and Exercise of Stock Options. Subject to Section 4.04(g) below, Annual Options and Retainer Fee Options become exercisable on the first anniversary of the date on which they were granted and Meeting Fee Options become exercisable immediately upon grant. Stock Options shall terminate upon the expiration of ten years from the date of grant. No Stock Option may be exercised for a fraction of a share and no partial exercise of any Stock Option may be for less than one hundred (100) shares.

  (e) Purchase Price. The purchase price for the shares shall be paid in full at the time of exercise (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company owned by the Stock Option holder, or (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Stock Option price (in which case the exercise will be effective upon receipt of such proceeds by the Company). Shares of Common Stock used to satisfy the exercise price of a Stock Option shall be valued at their Fair Market Value on the date of exercise.

  (f) Transferability. Stock Options granted hereunder shall not be transferable, other than by will or the laws of descent and distribution and shall be exercisable during a Stock Option holder's lifetime only by the Stock Option holder or by his or her guardian or legal representative, except to the extent (i) transfer is permitted by Rule 16b-3 promulgated under the Exchange Act, and (ii) approved by the Committee. Subject to the foregoing, Stock Options shall not be assigned, pledged or otherwise encumbered by the holder thereof, either voluntarily or by operation of law.

  (g) Termination of Directorship. All rights of a director in a Stock Option, to the extent that the Stock Option has not been exercised, shall terminate three months after the date of the termination of his or her services as a director for any reason other than (i) the death of the director, (ii) cessation of services as a director because the individual, although nominated by the Board, is not elected by the stockholders to the Board, or (iii) retirement because of total and permanent disability as defined in Section 22(e)(3) of the Code (collectively, "Termination Events"). If a director ceases to be a director of the Company because of a Termination Event, (i) the nearest whole number of unexercisable Stock Options shall immediately become exercisable which equals the number of full months actually served by the director as a Non-Employee Director during the Compensation Year at issue divided by 12, multiplied by the number of unexercisable Stock Options on the date of the Termination Event. The remaining unexercisable portion of all such Stock Options shall terminate. All then exercisable Stock Options shall expire twelve months after the date of a Termination Event.

ARTICLE V. MISCELLANEOUS

  5.01 Adjustments Upon Changes in Common Stock. The number and kind of shares available for issuance under the Plan, and the number and kind of shares subject to, and the exercise price of, outstanding Stock Options, shall be appropriately adjusted to prevent dilution or enlargement of rights by reason of any stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the shares issuable under the Plan.

  5.02 Amendment and Termination. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the affirmative approval of the shareholders of the Company, increase the number of shares of Common Stock available for issuance hereunder or make any other amendment which requires shareholder approval under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, unless the Board determines that such compliance is no longer desired, or under any applicable law. The Board shall have the right and the power to terminate the Plan at any time. No amendment or termination of the Plan may, without the consent of the Non-Employee Director, adversely affect the right of such Non-Employee Director with respect to any Stock Options then outstanding.

  5.03 Requirements of Law. The issuance of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

  5.04 No Guarantee of Membership. Nothing in the Plan shall confer upon a Non-Employee Director any right to continue to serve as a Director.

  5.05 Construction. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.